Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

PROSPECTUS SUPPLEMENT dated July 13, 2016 (To Prospectus dated April 29, 2016)

Issued by UBS AG

$100,000,0001 VelocitySharesTM VIX Variable Long/Short ETN linked to the S&P 500 VIX Futures Variable Long/Short Index TR – Short Term due July 18, 2046

(the “Variable Long/Short Securities”)

$100,000,0001 VelocitySharesTM VIX Tail Risk ETN linked to

the S&P 500 VIX Futures Tail Risk Index TR – Short Term due July 18, 2046

(the “Tail Risk Securities”)

$100,000,0001 VelocitySharesTM VIX Short Volatility Hedged ETN linked to the S&P 500 VIX Futures Short Volatility Hedged Index TR – Short Term due July 18, 2046

(the “Short Volatility Hedged Securities”)

UBS AG is offering and selling three separate series of exchange traded notes (each, a “series of Securities” and collectively, the “Securities”). The Securities do not pay any interest during their term. Each series of Securities tracks the performance of a different underlying index (each, an “Index” and collectively, the “Indices”). Each Index is designed to provide exposure to a different dynamic short-term volatility strategy by pairing both leveraged long and unleveraged short positions in first and second month VIX futures contracts. Each Index has a target allocation between long and short exposures to VIX futures contracts as described herein. Each Index measures the performance of 13 separate sub-portfolios that are rebalanced quarterly on a rolling basis, and the leveraged long and unleveraged short positions within each sub-portfolio are rebalanced daily.

Investing in the Securities requires an understanding of futures contracts, volatility strategies and path dependence of investment returns and the Securities are intended for sophisticated investors to use as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives over the short-term, and their performance over longer periods of time can differ significantly from their stated objectives. Investing in the Securities involves significant risks and the Securities may not be suitable as a long-term investment or a “buy and hold” strategy. The Securities should be purchased only by sophisticated investors who understand the potential consequences of investing in volatility indices and of seeking inverse and leveraged investment returns, who understand the path dependence of investment returns, and who are prepared to actively and frequently monitor their investments in the Securities, even intraday. Although the Securities have been approved for listing on NYSE Arca, subject to official notice of issuance, there is no guarantee that a liquid market will develop or be maintained. See “Risk Factors” on page S-27 for risks involved in investing in the Securities.

Securities Offered

Variable Long/Short Securities

➢

The Variable Long/Short Securities are linked to the total return version of the S&P 500 VIX Futures Variable Long/Short Index TR – Short Term (the “Variable Long/Short Index”). Each of the 13 sub-portfolios of the Variable Long/Short Index has a target exposure of a 33.33% two times leveraged long position and a 66.67% unleveraged short position in the S&P 500 VIX Short-Term Futures Index (the “Short-Term Futures Index”).

➢

The Variable Long/Short Securities are intended to provide a net long or net short exposure to VIX futures, depending on conditions in the market, with the goal of having a net long exposure during periods of high volatility and a net short exposure during periods of low volatility. As described herein, however, the actual exposure of the Variable Long/Short Securities to VIX futures contracts may differ from what is intended and there is no guarantee that the Securities will have a net VIX futures exposure that benefits investors. The actual exposure of the Securities may result in a loss of some or all of your investment.

Tail Risk Securities

➢

The Tail Risk Securities are linked to the total return version of the S&P 500 VIX Futures Tail Risk Index TR – Short Term (the “Tail Risk Index”). Each of the 13 sub-portfolios has a target exposure of a 45% two times leveraged long position and a 55% unleveraged short position in the Short-Term Futures Index, which is intended to result in a net long position in VIX futures.

➢

The Tail Risk Securities are intended to provide net long exposure to VIX futures, which exposure is more likely to increase in value when volatility increases and more likely to decrease in value when volatility declines, partially mitigated through the short exposure to VIX futures. As described herein, however, the actual exposure of the Tail Risk Securities may deviate significantly from the intended target exposure, resulting in a net short exposure to VIX futures, and there is no guarantee that the Securities will have a net VIX futures exposure that benefits investors. The actual exposure of the Securities may result in a loss of some or all of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated July 13, 2016

[1]	For each series of Securities, $100,000,000 aggregate Stated Principal Amount is equal to 4,000,000 Securities.

Short Volatility Hedged Securities

➢

The Short Volatility Hedged Securities are linked to the total return version of the S&P 500 VIX Futures Short Volatility Hedged Index TR – Short Term (the “Short Volatility Hedged Index”). Each of the 13 sub-portfolios of the Short Volatility Hedged Index has a target exposure of a 10% two times leveraged long position and a 90% unleveraged short position in the Short-Term Futures Index, which is intended to result in a net short position in VIX futures.

➢

The Short Volatility Hedged Securities are intended to provide net short exposure to VIX futures, which exposure is more likely to decrease in value when volatility increases and more likely to increase in value when volatility declines. The leveraged long position provides a hedge as compared to an outright short position in VIX futures. As described herein, however, the actual exposure of the Short Volatility Hedged Securities may deviate significantly from the intended target exposure, resulting in a net long exposure to VIX futures, and there is no guarantee that the Securities will have a net VIX futures exposure that benefits investors. The actual exposure of the Securities may result in a loss of some or all of your investment.

General Considerations for the Securities

➢	The Securities do not pay any interest during their term.

➢	The Closing Indicative Value for each series of Securities is recalculated each day to reflect the performance of the applicable underlying Index.

➢

For each series of Securities, a Daily Investor Fee calculated at the rate of 1.30% per annum of its Closing Indicative Value on the previous calendar day is deducted each calendar day from its Closing Indicative Value on such calendar day.

➢

For each series of Securities, a Futures Spread Fee is also deducted on each Index Business Day from its Closing Indicative Value and is intended to approximate the hypothetical cost of buying or selling the number of first and second month VIX futures that would be necessary to replicate the performance of the applicable underlying Index. The Futures Spread Fee is uncapped, may vary significantly from day-to-day based upon, among other factors, market conditions, the performance of the applicable underlying Index, the size of the trade at settlement (“TAS”) bid and offer spreads and the number of first and second month VIX futures hypothetically required to be bought or sold each day, all of which are beyond UBS’s control and cannot be predicted. See “Prospectus Supplement Summary — Payments on the Securities” and “Specific Terms of the Securities — Futures Spread Fee” for more information regarding the calculation of the Futures Spread Fee.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to any series of Securities based on its Closing Indicative Value on the applicable Valuation Date, as described herein.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities of any series if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value of such series on the applicable Valuation Date, less the Redemption Fee Amount, as described herein.

➢

You will receive a cash payment following the acceleration upon occurrence of a Stop Loss Termination Event (as defined herein) with respect to any series of Securities based on its indicative value when such event occurs, as determined by UBS Securities LLC, as Security Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, as described herein.

➢

Each series of Securities has been approved for listing, subject to official notice of issuance, on NYSE Arca. The Variable Long/Short Securities, Tail Risk Securities and Short Volatility Hedged Securities have been approved for listing under the symbols “LSVX”, “BSWN” and “XIVH”, respectively. There can be no assurance that an active secondary market will develop.

➢	The intraday indicative value of each series of Securities will be published on each Trading Day under the ticker symbols below:

Securities	Bloomberg	Yahoo! Finance
Variable Long/Short Securities	LSVXIV <INDEX>	^LSVX-IV
Tail Risk Securities	BSWNIV <INDEX>	^BSWN-IV
Short Volatility Hedged Securities	XIVHIV <INDEX>	^XIVH-IV

➢

The Securities are Series B senior unsecured debt securities issued by UBS AG (“UBS”). Any payment at maturity, upon acceleration, early redemption or call is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual or perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

Investing in the Securities involves significant risks. The Securities do not guarantee any return of your initial investment. You may lose all or a substantial portion of your principal if you invest in the Securities. You will lose all or a substantial portion of your principal at maturity, or upon acceleration, early redemption or exercise by UBS of its call right if the applicable underlying Index declines or does not increase by an amount sufficient to offset the cumulative effect of the Daily Investor Fee, the Futures Spread Fee and the Redemption Fee Amount, if applicable. There is a significant possibility that you will lose all or a substantial portion of your investment if you hold your Securities for a long period of time. We do not expect that any investor will hold the Securities from inception to maturity.

See “Risk Factors” beginning on page S-27 for additional risks related to an investment in the Securities.

(cover continued on next page)

The principal terms of each series of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B. Unlike UBS AG’s exchange-traded notes issued prior to June 14, 2015, which are part of a series of debt securities entitled “Medium-Term Notes, Series A,” having UBS Switzerland AG as a co-obligor, the Securities are part of a series of debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG.

Initial Trade Date:	July 13, 2016

Initial Settlement Date:	July 18, 2016

Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date and subject to the UBS Call Right and potential acceleration upon occurrence of a Stop Loss Termination Event, each as described below.

Maturity Date:	July 18, 2046, subject to adjustment

No Interest Payments:	We will not pay you interest during the term of the Securities.

Stated Principal Amount:	$25.00 per Security

Underlying Indices:

The return on each series of the Securities is linked to the performance of the total return version of a different underlying Index that is designed to provide exposure to a different dynamic short-term volatility strategy by pairing both leveraged long and unleveraged short positions in first and second month VIX futures contracts.

The CBOE Volatility Index® (the “VIX Index”) is a benchmark index designed to measure the market price of volatility in large cap U.S. stocks over 30 days in the future, and is calculated based on the prices of certain put and call options on the S&P 500® Index. Assuming all other relevant factors remain constant or have negligible changes, as the prices of options on the S&P 500® Index generally increase, the VIX Index, which indirectly measures implied volatility by measuring changes in these option prices, typically increases. The VIX Index has historically had a negative correlation to the S&P 500® Index.

Futures on the VIX Index (“VIX futures contracts” or “VIX futures”) were first launched for trading by the CBOE Futures Exchange (“CFE”) in 2004. VIX Index futures have expirations ranging from the first month consecutively out to the ninth month and use a contract multiplier of 1000. Futures on the VIX Index give investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VIX Index. Investors that believe the implied volatility of the S&P 500® Index (and thus the VIX Index) will increase may buy VIX futures. Conversely, investors that believe that the implied volatility of the S&P 500® Index (and thus the VIX Index) will decline may sell VIX futures. Futures, unlike securities or indices, have an expiration date. Accordingly, to maintain exposure to a futures position an investor must roll it from one month to the next by liquidating expiring futures contracts and entering into a new futures contracts expiring in later months. These transactions create the potential for positive or negative returns that are separate from outright price movements in the underlying index. As a result, the return on a position in VIX futures may vary significantly from the percentage changes of the VIX Index itself. Typically, though not in all market conditions, this “roll cost” significantly decreases the return for investors who are long VIX futures while investors who are short VIX futures benefit from a “roll yield.” Since each Index is based on the performance of 13 sub-portfolios of VIX futures, its performance may also be reduced by a roll cost or benefit from a roll yield.

Index Target Ratio/ Rebalancings:	The Index underlying each series of Securities has a different target ratio of leveraged long and unleveraged short exposures to VIX futures.

Securities	Underlying Index	Target Net Volatility Allocation	Target Allocation of 2X Leveraged Leg (Long Position)	Target Allocation of Inverse Leg (Short Position)	Underlying Index Ticker	Securities Ticker
Variable Long/Short Securities	Variable Long/Short Index	0%	33.33%	66.67%	SPVXVST	LSVX

Tail Risk Securities	Tail Risk Index	35%	45%	55%	SPVXTRST	BSWN

Short Volatility Hedged Securities	Short Volatility Hedged Index	-70%	10%	90%	SPVXVHST	XIVH

(cover continued on next page)

The performance of the long and short positions of the applicable underlying Index (which are rebalanced daily as described under “The Indices — The Underlying Indices” beginning on page S-52) is based on the return from the excess return version of the Short-Term Futures Index, which measures the return from a daily rolling long position in the first and second month futures contracts on the VIX Index.

In order to reduce the path-dependent nature of such an exposure, each Index tracks 13 sub-portfolios, each of which has the same target allocation between a leveraged long and inverse exposure to VIX futures contracts. Each sub-portfolio is rebalanced back to the applicable underlying Index’s target weights (as described under “The Indices — Index Construction”) once per quarter on a rolling basis, with one of the 13 sub-portfolios tracked by each Index being rebalanced each Wednesday during the quarter. In addition, on the last business day of every quarter each Index is itself rebalanced so that all 13 sub-portfolios are equally weighted. For a detailed description of the Indices, see “The Indices” beginning on page S-45.

Daily Investor Fee:	Each series of Securities is subject to a “Daily Investor Fee.” On the Initial Trade Date, the Daily Investor Fee is equal to zero. On each subsequent calendar day, the Daily Investor Fee for each series of Securities equals the product of (i) 1.30% divided by 365 times (ii) the Closing Indicative Value for such series of Securities on the previous calendar day. For the purpose of calculating the Daily Investor Fee, if such previous calendar day was not an Index Business Day, the Closing Indicative Value will be calculated based on the Closing Indicative Value on the immediately preceding Index Business Day.

Futures Spread Fee:

Each series of Securities is also subject to a fee (the “Futures Spread Fee”), which is intended to approximate the hypothetical cost of buying and selling the number of first and second month VIX futures that would be necessary to replicate the performance of the applicable underlying Index. The Futures Spread Fee, which is uncapped, is based on market inputs that are beyond UBS’s control and it may vary significantly from day to day. Because the Futures Spread Fee may vary significantly even over short periods of time and will generally reduce the return on the Securities, an investor should monitor its investment frequently, even intraday.

The costs to buy or sell first and second month VIX futures are assumed for purposes of calculating the Futures Spread Fee to be equal to the bid or offer spread, as applicable, on a TAS transaction. A “TAS” transaction is a transaction on a futures contract at a price (a “TAS price”) equal to the daily settlement price, plus a specified differential above or below the daily settlement price, for the futures contract on a specified trading day. The TAS bid spread reflects the differential when an investor is selling VIX futures, while the TAS offer spread reflects the differential when an investor is buying VIX futures.

TAS transactions are utilized with respect to futures contracts because, unlike with equity securities, there is no option to buy or sell futures contracts at the daily closing price. According to Bloomberg data, the closing TAS spread per VIX future has ranged historically from $-0.06 to $0.05 for the first and second month VIX futures contracts. Historical data regarding the TAS spreads is severely limited and therefore not a good predictor of future spreads. Investors are cautioned regarding the use of or reliance on such historical data and are urged to make independent evaluations of TAS spreads.

The Futures Spread Fee for each series of Securities on any Index Business Day will be calculated using the formula set forth under “Specific Terms of the Securities — Futures Spread Fee” on page S-67. On each calendar day that is not an Index Business Day, the Futures Spread Fee for each series of Securities will equal zero.

Cash Settlement Amount at Maturity:	On the Maturity Date, you will receive a cash payment per Security of each series that you hold (the “Cash Settlement Amount at Maturity”) equal to its Closing Indicative Value as of the Final Valuation Date.

Closing Indicative Value:

For each series of Securities, on the Initial Trade Date, the Closing Indicative Value is equal to $25.00 per Security. For each subsequent calendar day, the Closing Indicative Value per Security will equal:

(its Closing Indicative Value on the previous calendar day × Daily Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of Securities for such calendar day – Futures Spread Fee for such series of Securities for such calendar day.

You will lose some or all of your investment if the applicable underlying Index level declines or does not increase by an amount sufficient to offset the cumulative effect of the Daily Investor Fee and the Futures Spread Fee.

Daily Index Performance:	For each Index, the Daily Index Performance on any Index Business Day will equal (i) the Index Closing Level for the applicable underlying Index on such Index Business Day divided by (ii) the Index Closing Level for the applicable underlying Index on the immediately preceding Index Business Day. The Daily Index Performance will equal one on any calendar day that is not an Index Business Day.

(cover continued on next page)

Index Closing Level:	The closing level of the applicable underlying Index as reported on Bloomberg L.P.

Early Redemption:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-73 and S-74, respectively, you may elect to require UBS to redeem your Securities of any series, in whole or in part, prior to the Maturity Date on any Index Business Day commencing on July 19, 2016 through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities of such series. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Redemption Valuation Date and paid on the applicable Redemption Date. The first Redemption Date will be July 19, 2016 and the final Redemption Date will be July 11, 2046.

Redemption Amount	Upon early redemption of the Securities of any series, you will receive per Security a cash payment on the relevant Redemption Date equal to its Closing Indicative Value as of the applicable Valuation Date, minus the Redemption Fee Amount. If the amount so calculated is less than or equal to zero, the payment upon your exercise of redemption will be zero. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:	As of any Valuation Date, an amount per Security of any series equal to the product of (i) 0.125% and (ii) its Closing Indicative Value as of such Valuation Date. UBS reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

Redemption Procedures	To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a notice of redemption to Janus Distributors LLC (“Janus Distributors”) by email no later than 4:00 p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. UBS reserves the right from time to time to waive, in its sole discretion, any of the requirements contained in the redemption procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-73 and S-74, respectively. UBS also reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by Janus Distributors rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such waiver or acceleration.

UBS Call Right:	On any Trading Day on or after July 19, 2017 through and including the Maturity Date (any such date, the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise this option (the “Call Right”), UBS must provide notice to the holders of such series of the Securities not less than ten calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive on the Call Settlement Date a cash payment (the “Call Settlement Amount”) equal to the Closing Indicative Value for each applicable Security as of the applicable Valuation Date. If the amount so calculated is less than or equal to zero, the payment upon exercise of the Call Right will be zero.

Acceleration Upon Occurrence of a Stop Loss Termination Event; Stop Loss Redemption Value:

The “Stop Loss Termination Event” provisions of the Securities provide for the early, automatic termination of a series of Securities in certain circumstances by way of a mandatory redemption by UBS. If the stop loss termination provision is triggered with respect to any series of Securities, those Securities will be mandatorily redeemed and the holders will receive the Stop Loss Redemption Value as described herein, which payment may be equal to zero. Holders of Securities of such series will not benefit from any future exposure to the applicable Index after a Stop Loss Termination Event.

If, at any time, the intraday indicative value of any series of Securities on any Index Business Day, calculated as described in “Valuation of the Indices and the Securities — Intraday Security Values,” is equal to or less than 20.0% of the Closing Indicative Value of such Securities at the end of the prior Index Business Day (such event with respect to any series of Securities, a “Stop Loss Termination Event” and the day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Securities of such series will be automatically accelerated and mandatorily redeemed by UBS for a cash payment equal to the Stop Loss Redemption Value.

The “Stop Loss Redemption Value” will be determined by UBS Securities LLC as Security Calculation Agent in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday indicative value of the applicable underlying Index that are available as soon as reasonably practicable after the time

(cover continued on next page)

that an investor could reasonably be expected to unwind an investment in the first and second month VIX futures hypothetically required to replicate the performance of the applicable underlying Index following the occurrence of a Stop Loss Termination Event, based on such factors as liquidity, market availability and practical time constraints. UBS Securities LLC, as Security Calculation Agent, will calculate, in its sole discretion, the Stop Loss Redemption Value of such series of Securities as:

(Closing Indicative Value on the previous calendar day × Daily Intraday Index Performance for the applicable underlying Index as soon as reasonably practicable following the Stop Loss Termination Event) – Daily Investor Fee for such series of Securities on the Stop Loss Termination Date.

The Stop Loss Redemption Value (a) is not expected to be greater than 20.0% of the Closing Indicative Value of such series of Securities at the end of the prior Index Business Day and (b) shall not be less than $0 per Security.

If a Stop Loss Termination Event occurs for any series of Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Value in respect of your investment in such Securities. If the Stop Loss Redemption Value so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Value is postponed as a result of a market disruption event, the Stop Loss Redemption Date will be the fifth business day after the Stop Loss Redemption Value is calculated. For a discussion of the risks related to the occurrence of a Stop Loss Termination Event, see “Risk Factors — The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.”

Valuation Dates:	The applicable “Valuation Date” means (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures (or, in the sole discretion of UBS, the same date that the Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures) (a “Redemption Valuation Date”), (ii) with respect to UBS’s exercise of its Call Right, the third Trading Day prior to the Call Settlement Date, (iii) with respect to the Maturity Date, the Final Valuation Date and (iv) with respect to the occurrence of a Stop Loss Termination Event, the Stop Loss Termination Date. The “Final Valuation Date” will be the Trading Day that falls on July 13, 2046. If any of the applicable Valuation Dates, including the Final Valuation Date, is not a Trading Day, then such Valuation Date or Final Valuation Date will be the next succeeding Trading Day, but in no event more than three Trading Days after the originally scheduled Valuation Date. See “Specific Terms of the Securities — Market Disruption Event” on page S-78.

Index Calculation Agent:	SPDJI

Security Calculation Agents:	UBS Securities LLC and Janus Index and Calculation Services LLC (“Janus Index”). See “Specific Terms of the Securities — Security Calculation Agents” on page S-76 for more information.

Listing:	Each series of Securities has been approved for listing, subject to official notice of issuance, on NYSE Arca. The Variable Long/Short Securities, Tail Risk Securities and Short Volatility Hedged Securities have been approved for listing under the symbols “LSVX”, “BSWN” and “XIVH”, respectively. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:

The “indicative value” of each series of Securities is calculated at any time on any Index Business Day in accordance with the following equation:

(its Closing Indicative Value on the previous calendar day × Daily Intraday Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of Securities for such calendar day

The “Daily Intraday Index Performance” at any time is equal to (i) the level of the applicable underlying Index at such time divided by (ii) the Index Closing Level for the applicable underlying Index on the immediately preceding Index Business Day.

On any given Index Business Day, the indicative value prior to market close will not reflect the Futures Spread Fee for such Index Business Day because the Futures Spread Fee can only be calculated after the market close using the TAS spreads for the first and second month VIX futures contracts. Only the Closing Indicative Value calculated on such Index Business Day will reflect the Futures Spread Fee.

(cover continued on next page)

Split or Reverse Split of the Securities:	Janus Index may, at any time in in its sole discretion, instruct us to initiate a split or reverse split of any series of Securities. If Janus Index instructs us to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of such series of Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth calendar day after the announcement date, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day. The effective date of any split or reverse split will be the next Business Day after the record date. The Securities of any series shall not be split or reverse split more than four times per calendar year in the aggregate per series of Securities. In the event of a split or reverse split, the Closing Indicative Value of such series of Securities will be adjusted accordingly. See “Valuation of the Indices and the Securities — Split or Reverse Split of the Securities” beginning on page S-64.

Intraday Indicative Value Symbols of the Securities:	The intraday indicative value of the Securities will be published on each Trading Day under the ticker symbols:

	Securities	Bloomberg	Yahoo! Finance
	Variable Long/Short Securities	LSVXIV <INDEX>	^LSVX-IV
	Tail Risk Securities	BSWNIV <INDEX>	^BSWN-IV
	Short Volatility Hedged Securities	XIVHIV <INDEX>	^XIVH-IV

CUSIP and ISIN Numbers:	Securities	CUSIP	ISIN
	Variable Long/Short Securities	90274D 176	US90274D1761
	Tail Risk Securities	90274D 168	US90274D1688
	Short Volatility Hedged Securities	90274D 150	US90274D1506

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of each series of the Securities to UBS Securities LLC at 100% of their stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of each series of the Securities, and issue and sell additional Securities of each series at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities of each series are sold to the public, less any commissions paid to UBS Securities LLC. The Securities of each series may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities of each series and may receive a portion of the Daily Investor Fee and Futures Spread Fee. In addition, Janus Distributors will receive a fee in consideration for its role in marketing and placing each series of Securities under the “VelocitySharesTM” brand. Please see “Supplemental Plan of Distribution” on page S-91 for more information.

We may issue and sell additional Securities of any series at any time, but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities of any series, at any time for any reason. In addition, we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities. Any of these actions could materially affect the trading price and liquidity of such series of Securities in the secondary market. Alternatively, a suspension of sales of any series of the Securities could lead to insufficient supply, causing the market price of such series of Securities to increase. Such an increase could represent a premium over the intraday indicative value of such series of Securities. Before trading in the secondary market, you should compare the intraday indicative value of such series of Securities with the then-prevailing trading price of such series. Furthermore, if we were to resume sales of such series of Securities, it could result in the reduction or elimination of any premium in the market price over the intraday indicative value. Thus, paying a premium purchase price over the intraday indicative value of such series of Securities could lead to significant losses in the event you sell your Securities at a time when such premium is no longer present in the market or such series of Securities is called or accelerated.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Securities of each series. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement and the accompanying prospectus in market-making transactions in any Securities of any series after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

The Securities being offered as described in this prospectus supplement and the accompanying prospectus constitute one offering in a series of offerings of exchange-traded notes. We are offering and may continue to offer from time to time exchange-traded notes linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of exchange-traded notes in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated April  29, 2016 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

We are responsible for the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Historical Performance and Hypothetical Examples	S-18
Risk Factors	S-27
The Indices	S-45
Valuation of the Indices and the Securities	S-63
Specific Terms of the Securities	S-66
Use of Proceeds and Hedging	S-84
Material U.S. Federal Income Tax Consequences	S-85
Benefit Plan Investor Considerations	S-89
Supplemental Plan of Distribution	S-91
Conflicts of Interest	S-92
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1
Hypothetical Calculations of the Futures Spread Fee	C-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing any of the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the any series of Securities. We may consolidate the additional securities to form a single class with the outstanding Securities of such series. In addition, we may suspend sales of any or all series of the Securities for any reason, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could affect the liquidity of the market for one or more series of the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Indices?

- What are the tax consequences of owning the Securities?

The Securities are intended only for sophisticated investors who understand futures markets, volatility trading strategies and path dependence of investment returns.

Investing in the Securities requires an understanding of futures contracts, volatility strategies and path dependence of investment returns and the Securities are intended for sophisticated investors to use as part of an overall diversified portfolio. Each series of Securities is designed to achieve its stated investment objectives (described below under “What are the Securities and how do they work? — The Underlying Indices”) over the short-term, and its performance over longer periods of time can differ from its stated objectives. Investing in the Securities involves significant risks and the Securities may not be suitable as a long-term investment or as part of a “buy and hold” strategy. Even an investment in the Securities over a shorter holding period may not perform as intended. The Securities should be purchased only by sophisticated investors who understand the potential consequences of investing in volatility indices and of seeking inverse and leveraged investment returns, who understand the path dependence of investment returns, and who are prepared to actively and frequently monitor their investments in the Securities, even intraday. Although the Securities have been approved for listing on the NYSE Arca, subject to official notice of issuance, there is no guarantee that a liquid market will develop or be maintained. In addition, each series of Securities may be automatically accelerated and mandatorily redeemed prior to the Maturity Date in the event of a Stop Loss Termination Event or upon exercise of UBS’s Call Right.

Unlike ordinary debt securities, the Securities do not pay interest during their term and do not guarantee any return of principal at maturity or upon call, early redemption or acceleration. You may lose all or a substantial portion of your initial investment.

See “Risk Factors” beginning on page S-27.

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to changes in the level of the Long/Short Index, the Tail Risk Index or the Short Volatility Hedged Index, as applicable. The Daily Investor Fee and the Futures Spread Fee (and Redemption Fee Amount, if applicable) associated with the Securities will reduce the amount payable at maturity or upon early redemption, acceleration or exercise of our call right. Each Index is designed to provide exposure to a different dynamic short-term volatility strategy by pairing both leveraged long and unleveraged short positions in first and second month VIX futures contracts. Each Index has a target allocation between leveraged long and unleveraged short exposures to VIX futures contracts as described herein. Each Index measures the performance of 13 separate sub-portfolios that are rebalanced quarterly on a rolling basis, and the leveraged long and unleveraged short positions within each sub-portfolio are rebalanced daily. For illustration, the principal components of each of the Indices are as follows:

The excess return version of each Index comprises 13 sub-portfolios, each of which is split between a two times leveraged (“long”) leg and an unleveraged inverse (“short”) leg. The two times leveraged leg is linked to two times the daily return of the Short-Term Futures Index, and the inverse leg is linked to the inverse daily return of the Short-Term Futures Index. Each sub-portfolio has the same target allocation between leveraged and inverse exposures to VIX futures contracts through the Short-Term Futures Index. Each sub-portfolio is rebalanced to its target weights on a rolling quarterly basis.

The target exposure for each sub-portfolio is shown below for each underlying Index. The actual exposure of each leg will vary over time between rebalancing dates based on the performance of the Short-Term Futures Index.

[1]	Each total return Index comprises the applicable excess return index and exposure to the rate of interest that could be earned on cash collateral invested in three month U.S. Treasury Bills.

[2]

Each Index tracks 13 sub-portfolios in order to simulate the return of owning 13 separate positions in VIX futures on an equally weighted basis, with one position being rebalanced to target weights each week during a quarter.

The target exposure for each sub-portfolio is shown below for each underlying Index, along with the target net volatility allocation of each Index. The actual exposure of each leg will vary over time between rebalancing dates based on the performance of the S&P 500 VIX Short-Term FuturesTM Index (the “Short-Term Futures Index”). At the time you purchase the Securities, the actual exposure of each leg is unlikely to be at its target exposure.

Index Name	Weight of 2x Leveraged Leg	Weight of Inverse Leg	Target Net Volatility Allocation
Variable Long/Short Index	33.33%	66.67%	0%
Tail Risk Index	45%	55%	35%
Short Volatility Hedged Index	10%	90%	-70%

For a detailed description of the composition of each Index, see “— The Underlying Indices — The Variable Long/Short Index,” “— The Underlying Indices — The Tail Risk Index,” and “— The Underlying Indices — The Short Volatility Hedged Index” below.

As shown in the above graphic, the sub-portfolios in each Index are composed of a two-times leveraged long exposure to the Short-Term Futures Index and an unleveraged, inverse exposure to the Short-Term Futures Index. The Short-Term Futures Index measures the return from a daily rolling long position in the first and second month futures contracts on the VIX Index, taking into account roll cost or roll yield. An investor maintaining a desired long exposure in a futures position by replacing contracts expiring in one month with contracts expiring in the next month will incur a roll cost when purchasing the replacement contracts at a higher cost and will benefit from a roll yield when purchasing the replacement contracts at a lower cost. Conversely, an investor maintaining a desired short exposure in a futures position will benefit from a roll yield when selling replacement contracts at a higher price and incur a roll cost when selling replacement contracts at a lower price. Since the prices of VIX futures contracts are more commonly higher in distant delivery months than in nearer delivery months (i.e., when the market is in “contango”), an investor maintaining a long position in VIX futures contracts will typically incur “roll costs” when rolling into contracts with a later delivery date (because such contracts have a higher price than the contracts currently held), and therefore the long position is likely to decline in value unless volatility increases sharply. On the other hand, an investor maintaining a short position in VIX futures contracts will typically benefit from a roll yield, and therefore the short position is likely to increase in value unless volatility increases sharply. These relationships may be reversed when prices of VIX futures contracts in distant delivery months are lower than in nearer delivery months (i.e., when the market is in “backwardation”). For a discussion of the Short-Term Futures Index, see “The Indices — The S&P 500 VIX Short-Term Futures Index,” and for a discussion of the futures markets, see “The Indices — Futures Markets.”

A Daily Investor Fee for each series of Securities calculated at the rate of 1.30% per annum of its Closing Indicative Value on the previous calendar day is deducted each calendar day. The Futures Spread Fee, deducted each Index Business Day, is a variable, uncapped fee which is intended to approximate the hypothetical cost of buying and selling the number of first and second month VIX futures that would be necessary to replicate the performance of the applicable underlying Index. In order to hedge its exposure, UBS may buy or sell an appropriate number of first and second month VIX futures on each Index Business Day so that its position in VIX futures matches the notional position held by the applicable underlying Index. Each series of Securities may provide a cash payment at maturity or upon call, early redemption or acceleration if the applicable underlying Index level at maturity or upon call, acceleration or early redemption, as applicable, has appreciated sufficiently to offset the negative effect of the Daily Investor Fee and the Futures Spread Fee.

As explained in “Risk Factors — The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices and of seeking inverse or leveraged investment results, who understand the path dependence of the Indices and the Securities, who do not intend to hold the Securities as a buy and hold investment and who are willing to actively and frequently monitor their investment, even intraday” beginning on page S-27, given the effects of the roll costs or roll yields, as applicable, associated with the VIX futures contracts underlying the Indices and the effect of the Daily Investor Fee and Futures Spread Fee, there is a significant possibility that the amount payable on the Securities at maturity or upon call, early redemption or acceleration will be less than the amount of your initial investment in the Securities, and that you will lose part or all of your initial investment if you hold the Securities for a long period of time. We do not expect that any investor will hold the Securities from inception to maturity.

The Underlying Indices

The return on each series of the Securities is linked to the performance of the total return version of a different underlying Index that is designed to provide exposure to a different dynamic short-term volatility strategy by pairing both leveraged long and unleveraged short positions in first and second month VIX futures contracts. The long position is a two times leveraged long exposure to the Short-Term Futures Index, and the short position is an unleveraged, inverse exposure to the Short-Term Futures Index. Each Index has a target allocation between long and short exposures to VIX futures contracts as described herein. Each Index measures the performance of 13 separate sub-portfolios that are rebalanced quarterly on a rolling basis, and the leveraged long and unleveraged short positions within each sub-portfolio are rebalanced daily.

The Variable Long/Short Index

The Variable Long/Short tracks 13 sub-portfolios, each of which has a target net volatility allocation of 0% consisting of target exposures of a 33.33% two times leveraged long position and a 66.67% unleveraged short position in the Short-Term Futures Index.

The Variable Long/Short Index will be either net long or net short VIX futures depending on volatility. As volatility increases, the leveraged long leg of each sub-portfolio will increase in value while the inverse leg of each sub-portfolio will decrease in value, resulting in a corresponding increase in the weight of the leveraged long leg and a decrease in the weight of the inverse leg. The opposite is also true. As a result, the Variable Long/Short Index will move toward a net long VIX futures exposure as volatility increases, and move towards a net short VIX futures exposure as volatility decreases. This is intended to give the holder the opportunity to achieve a positive expected return from either the roll yield (in a contango market) through the inverse leg or a large increase in volatility through the leveraged long leg.

While the strategy is intended to be dynamic, the path dependence of the Variable Long/Short Index may cause its actual performance to deviate significantly from its intended target exposure, preventing the Variable Long/Short Securities from achieving their goal. To the extent that the Variable Long/Short Index does not transition from net long to net short (or vice-versa) in a manner advantageous to holders of the Variable Long/Short Securities, investors in the Variable Long/Short Securities may be net short as volatility increases or net long as volatility decreases, especially if there are sudden increases or decreases in the volatility of the S&P 500® Index. As a result, the Variable Long/Short Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility and the impact of rebalancing of the sub-portfolios and the Variable Long/Short Index and who will actively monitor their investment, including intraday.

The Tail Risk Index

The Tail Risk Index tracks 13 sub-portfolios, each of which has a target net volatility allocation of 35% consisting of target exposures of a 45% two times leveraged long position and a 55% unleveraged short position in the Short-Term Futures Index intended to result in a net long position in VIX futures.

The Tail Risk Index is more likely to increase in value when volatility increases and to decrease in value when volatility decreases, but any such increase or decrease should be mitigated by the inverse leg’s short exposure. In a contango market, the inverse leg is also intended to mitigate the roll cost associated with the leveraged long position by providing a roll yield.

While the strategy is intended to result in a net long position in VIX futures, the path dependence of the Tail Risk Index may cause its actual performance to deviate significantly from its intended target exposure, resulting in a net short exposure to VIX futures, preventing the Tail Risk Securities from achieving their goal. As a result, the Tail Risk Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility and the construction of the Tail Risk Index and who will actively monitor their investment, including intraday.

The Short Volatility Hedged Index

The Short Volatility Hedged Index tracks 13 sub-portfolios, each of which has a target net volatility allocation of -70% consisting of target exposures of a 10% two times leveraged long position and a 90% unleveraged short position in the Short-Term Futures Index intended to result in a net short position as to VIX futures.

The Short Volatility Hedged Index is more likely to increase in value when volatility decreases and to decrease in value when volatility increases, but any such increase or decrease should be mitigated by the leveraged leg’s long exposure. The Short Volatility Hedged Index is also intended to provide an opportunity to achieve a positive expected return from the roll yield in VIX futures in a contango market on the inverse leg.

While the strategy is intended to result in a net short position in VIX futures, the path dependence of the Short Volatility Hedged Index may cause its actual performance to deviate significantly from its intended target exposure, resulting in a net long exposure to VIX futures, preventing the Short Volatility Hedged Securities from achieving their goal. As a result, the Short Volatility Hedged Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility and the construction of the Short Volatility Hedged Index and who will actively monitor their investment, including intraday.

Path-Dependent Nature of the Indices

Because the leveraged and inverse exposures in each sub-portfolio in each of the Indices are reset daily, and the target weights for each sub-portfolio are not maintained on a daily basis, the performance of the Indices is path-dependent. As volatility increases, the leveraged long leg of each sub-portfolio in the applicable underlying Index will increase in value, resulting in an increase in its relative weight, while the inverse leg of each sub-portfolio will decrease in value, resulting in a decrease in its relative weight. The opposite is also true. As a result, each Index has a variable net long or net short volatility position which will change on a daily basis, moving toward a net long VIX futures exposure as volatility increases, and moving toward a net short VIX futures exposure as volatility decreases. This means that the performance of the applicable underlying Index, and therefore the value of your series of Securities, will depend not only upon the level of the Short-Term Futures Index at maturity or upon call, early redemption or acceleration, but also on the performance of the Short-Term Futures Index over each day that you hold your Securities. In other words, the performance of the applicable underlying Index and the value of your series of Securities will be affected by not only the increase in the level of the Short-Term Futures Index over a given time period but also the volatility of the level of the Short-Term Futures Index over such time period. For example, a sharp spike in the level of the Short-Term Futures Index at the end of a particular time period will not result in the same return as a gradual uptick in the Short-Term Futures Index over the same time period, even if the level of the Short-Term Futures Index at the end of the applicable time period is the same in each scenario. As a general matter, it is expected that your Securities will have better returns if the Short-Term Futures Index trends from one level to another (in a beneficial direction) over multiple trading days, rather than moving abruptly between those levels in a single day or experiencing significant changes in opposite directions over multiple trading days.

In addition, the performance of each Index is path dependent insofar as its level at any time depends not only on the level of the Short-Term Futures Index at such time but also on such Index’s level at any prior time that any of its component sub-portfolios was rebalanced. Accordingly, periods of volatility in the VIX Index may have a particularly unpredictable and significant impact on the level of each Index by causing the prices of VIX futures contracts that are used to rebalance the component sub-portfolios unrepresentative of longer term trends and by causing the actual weighting of leveraged long and unleveraged short positions to diverge significantly from their targets. As a result, the value of your investment in any series of Securities may diverge significantly from the value you might expect on the basis of the strategy of the applicable underlying Index and changes in the level of the Short-Term Futures Index over the period that you hold them. At particularly high levels of volatility in the VIX Index you may lose all or a substantial portion of your investment even though the VIX Index has increased (if you hold Tail Risk Securities), decreased (if you hold Short Volatility Hedged Securities) or returned to its approximate level at the time of you investment (if you hold Variable Long/Short Securities). The construction of each Index out of 13 separate sub-portfolios, one of which is rebalanced each Wednesday during any given quarter, as well as the quarterly rebalancing of the entire Index, may mitigate some of these effects but is unlikely to eliminate them entirely.

The daily deduction of the applicable Daily Investor Fee and Futures Spread Fee introduces a further element of path dependency with respect to the Closing Indicative Value of each series of Securities. The amounts deducted over the period you hold your Securities depend not on the level of the applicable Index at the time your Securities mature or are redeemed, called or accelerated or the time you sell your Securities but rather upon the Closing Indicative Value of such Securities each day during the term of your investment (in the case of the Daily Investor Fee) and the TAS bid and offer spreads and the number of VIX futures hypothetically required to be bought or sold each Index Business Day during the term of your investment (in the case of the Futures Spread Fee).

Payments on the Securities

We will not pay you any interest on the Securities. None of the Securities guarantees any return of principal at or prior to maturity, or upon early redemption, call or acceleration.

Payments at maturity or upon early redemption, acceleration or exercise of our call right for the Securities of any series will be based on the Closing Indicative Value of the Securities of such series, determined as described below. You will lose some or all of your investment if the applicable underlying Index level declines or does not increase by an amount sufficient to offset the cumulative effect of the Daily Investor Fee and the Futures Spread Fee over the period that you hold your investment.

On the Initial Trade Date, the “Closing Indicative Value” for each series of Securities is equal to $25.00 per Security. For each subsequent calendar day, the “Closing Indicative Value” for the Securities of any series will equal:

(Closing Indicative Value on the previous calendar day × Daily Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of Securities for such calendar day – Futures Spread Fee for such series of Securities for such calendar day

For each Index, the “Daily Index Performance” on any Index Business Day will equal (i) the closing level of such Index (the “Index Closing Level”) as reported on NYSE and Bloomberg L.P. (“Bloomberg”) on such Index Business Day (provided, however, that if the closing level of the applicable underlying Index as reported on the NYSE (or any successor) differs from the closing level of the applicable underlying

Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the applicable underlying Index as calculated by the Index Calculation Agent) divided by (ii) the Index Closing Level of such Index on the immediately preceding Index Business Day. The Daily Index Performance will equal one on any calendar day that is not an Index Business Day.

Each series of Securities is subject to a “Daily Investor Fee” that will be subtracted from the Closing Indicative Value of each series of Securities on each calendar day. On the Initial Trade Date, the Daily Investor Fee is equal to zero. On each subsequent calendar day, the Daily Investor Fee for the each series of Securities equals the product of (i) 1.30% divided by 365 times (ii) the Closing Indicative Value for such series of Securities on the previous calendar day. For the purpose of calculating the Daily Investor Fee, if such previous calendar day was not an Index Business Day, the Closing Indicative Value will be calculated based on the Closing Indicative Value on the immediately preceding Index Business Day.

Each series of Securities is subject to a “Futures Spread Fee,” which is intended to approximate the hypothetical cost of buying and selling the number of first and second month VIX futures that would be necessary to replicate the performance of the applicable underlying Index. The Futures Spread Fee, which is uncapped, may vary significantly from day-to-day and may be much higher than would be expected based upon the historical and estimated historical performance of the Indices and the historical range of the TAS bid and offer spreads (though it may, under certain circumstances that we do not expect to occur, increase the Current Indicative Value of the applicable series of Securities rather than decreasing it). The amount of the Futures Spread Fee will vary based upon, among other factors, market conditions, the performance of the applicable underlying Index, the size of the TAS bid and offer spreads and the number of first and second month VIX futures to be hypothetically bought or sold each day in order to replicate the VIX futures position represented by the applicable underlying Index, all of which are beyond UBS’s control and cannot be predicted. In particular, the number of VIX futures hypothetically required to be bought and sold each day in order to replicate the VIX futures position represented by the applicable underlying Index may vary significantly. Because the Futures Spread Fee for any series of Securities may vary significantly even over short periods of time and will very likely reduce the return on such series of Securities, an investor should monitor its investment frequently, even intraday.

The costs to buy or sell first and second month VIX futures are assumed for purposes of calculating the Futures Spread Fee to equal the bid or offer spread, as applicable, on a TAS transaction. A “TAS” transaction is a transaction on a futures contract at a price (a “TAS price”) equal to the daily settlement price, plus a specified differential above or below the daily settlement price (referred to as a “TAS bid spread” or “TAS offer spread,” as applicable), for the futures contract on a specified trading day. The TAS bid spread reflects the differential when an investor is selling VIX futures, while the TAS offer spread reflects the differential when an investor is buying VIX futures.

TAS transactions are utilized with respect to futures contracts because, unlike with equity securities, there is no option to buy or sell futures contracts at the daily closing price. According to Bloomberg data, the closing TAS spread per VIX future has ranged historically from $-0.06 to $0.05 for the first and second month VIX futures contracts. Historical data regarding TAS spreads is severely limited is therefore not a good predictor of future TAS spreads. Investors are cautioned regarding the use of or reliance on such historical data and are urged to make independent evaluations of such data.

For each series of Securities, the Futures Spread Fee on any Index Business Day will be calculated using the following formula.

Futures Spread Fee =	(Cost1 + Cost2)	× Closing Indicative Valuet-1
IndexERt-1

where:

Cost1	=	the cost to buy or sell, as applicable, the necessary first month VIX futures on such Index Business Day;

Cost2	=	the cost to buy or sell, as applicable, the necessary second month VIX futures on such Index Business Day;

IndexERt-1	=	the level of the excess return version of the applicable underlying Index on the previous Index Business Day; and

Closing
Indicative
Valuet-1	=	the Closing Indicative Value of such series of Securities on the previous Index Business Day.

On each calendar day that is not an Index Business Day, the Futures Spread Fee for each series of Securities will equal zero.

The number of first and second month VIX futures hypothetically required to be bought or sold for each applicable underlying Index on any given Index Business Day t will be published once per Index Business Day under the following ticker symbols (the “Tickers”) at approximately 5:15 p.m. (New York City time):

	Variable Long/Short Securities	Tail Risk Securities	Short Volatility Hedged Securities
Ticker1 (number of first month VIX futures hypothetically required to be held)	SPVXLVT1	SPVXTVT1	SPVXSVT1
Ticker2 (number of second month VIX futures hypothetically required to be held)	SPVXLVT2	SPVXTVT2	SPVXSVT2

For the avoidance of doubt, the Ticker values on a particular Index Business Day that will be used in any calculation relating to the Securities will be the updated value disseminated on such Index Business Day, regardless of whether such update takes place at approximately 5:15 p.m. (New York City time) or at any other time after the market closes on such Index Business Day.

The cost to buy or sell first or second month VIX futures, as applicable, will be determined on any Index Business Day t that is not a settlement date for first and second month VIX futures contracts according to the following equations:

where:

=	the number of first month VIX futures hypothetically required to be held on Index Business Day t, as disseminated under the Ticker1 tickers above after being updated on such Index Business Day, which is expected to occur at approximately 5:15 p.m. (New York City time) on such Index Business Day;

=	the number of first month VIX futures hypothetically required to be held on Index Business Day t-1, as disseminated on the prior Index Business Day under the Ticker1 tickers above after being updated on such Index Business Day, which is expected to occur at approximately 5:15 p.m. (New York City time) on such Index Business Day;

=	the number of second month VIX futures hypothetically required to be held on Index Business Day t, as disseminated under the Ticker2 tickers above after being updated on such Index Business Day, which is expected to occur at approximately 5:15 p.m. (New York City time) on such Index Business Day;

=	the number of second month VIX futures hypothetically required to be held on Index Business Day t-1, as disseminated on the prior Index Business Day under the Ticker2 tickers above after being updated on such Index Business Day, which is expected to occur at approximately 5:15 p.m. (New York City time) on such Index Business Day;

=	the last TAS offer spread for first month VIX futures on day t prior to 4:13 p.m. (New York City time) as recorded by the CFE;

=	the last TAS bid spread for first month VIX futures on day t prior to 4:13 p.m. (New York City time) as recorded by the CFE;

=	the last TAS offer spread for second month VIX futures on day t prior to 4:13 p.m. (New York City time) as recorded by the CFE; and

=	the last TAS bid spread for second month VIX futures on day t prior to 4:13 p.m. (New York City time) as recorded by the CFE.

If the TAS bid or offer spread for either the first or second month VIX futures is unavailable on a given Index Business Day, then the offer spread will be assumed to be 2.5 cents and the bid spread will be assumed to be -2.5 cents on such Index Business Day, except that if the CFE discontinues the ability to conduct trades at a TAS price, or stops recording the TAS bid or offer spreads and there is no successor which, in the good faith judgment of UBS Securities LLC as Security Calculation Agent, would approximate the TAS bid and offer spreads, UBS Securities LLC will make a good faith estimate in its sole discretion of the cost per future to effect the trades necessary to replicate the VIX futures position represented by the applicable Index on any applicable Index Business Day had the TAS not been discontinued.

On settlement days for the first and second month VIX futures contracts, the first month VIX futures contract expires and is replaced by what was formerly the second month VIX futures contract, and the second month VIX futures contract is replaced by what was formerly the third month VIX futures contract. To account for this roll, the Futures Spread Fee will be calculated using the modified equations below on any settlement day for the first and second month VIX futures contracts:

In the event that the TAS procedures for VIX futures contracts change, including without limitation the ending time for effecting TAS transactions on a given Trading Day, or if one or both of the Tickers cease to be published, fail to accurately represent the number of first and second month VIX futures hypothetically required to be bought or sold for each applicable underlying Index or are otherwise disrupted, the Security Calculation Agents will make such adjustments to the procedures and equations used to calculate the Futures Spread Fee as they may determine, acting in good faith in their sole discretion, will most closely approximate the Futures Spread Fee that would have prevailed in the absence of such changes.

For more information regarding the Futures Spread Fee and how the Tickers are calculated, see “Specific Terms of the Securities — Futures Spread Fee” on page S-67. For hypothetical calculations of the Futures Spread Fee, see Annex C.

Each series of Securities is fully exposed to any decline in the level of the applicable underlying Index. You may lose all or a substantial portion of your investment if the Index level on the applicable Valuation Date is not sufficient to offset the negative effect of the Daily Investor Fee, the Futures Spread Fee and the Redemption Fee Amount, if applicable. In addition, the Daily Investor Fee will be calculated based on a daily Closing Indicative Value and therefore will depend on the daily fluctuations of the applicable underlying Index, and the Futures Spread Fee will depend on the TAS bid and offer spreads and numbers of VIX futures contracts hypothetically required to be bought or sold and the other factors described above.

The Daily Investor Fee will be calculated and applied daily and therefore will depend on the daily fluctuations of the applicable Index level. In addition, the Futures Spread Fee will be calculated and applied based on the applicable Closing Indicative Value , the applicable TAS bid or offer spreads and the number of first and second month VIX futures hypothetically required to be bought or sold each day in order to replicate the VIX futures position represented by the applicable underlying Index, and will therefore depend on a number of market factors, all of which are beyond UBS’s control. See “Specific Terms of the Securities — Cash Settlement Amount at Maturity,” “— Daily Investor Fee” and “— Futures Spread Fee,” beginning on pages S-66, S-67 and S-67, respectively.

Any series of Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75.

Maturity

At maturity, you will receive a cash payment (the “Cash Settlement Amount”) for each series of Securities you hold equal to its Closing Indicative Value as of the Final Valuation Date. If the Closing Indicative Value for any series of Securities as of the Final Valuation Date is equal to or less than zero, the Cash Settlement Amount for such series of Securities will be zero.

UBS’s Call Right

On any Trading Day on or after July 19, 2017 through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of such series of Securities not less than ten calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment per Security equal to its Closing Indicative Value as of the Valuation Date. We refer to this cash payment as the “Call Settlement Amount.” In the event UBS exercises its Call Right, the applicable “Valuation Date” means the third Trading Day prior to the Call Settlement Date. See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the attached prospectus.

Acceleration Upon Occurrence of Stop Loss Termination Event

If, at any time on any Index Business Day, the intraday indicative value of any series of Securities, calculated as described under “Valuation of the Indices and the Securities — Intraday Security Values,” is equal to or less than 20.0% of its Closing Indicative Value at the end of the prior Index Business Day (such event with respect to any series of Securities, a “Stop Loss Termination Event” and the day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Securities of such series will be automatically accelerated and mandatorily redeemed by UBS for a cash payment equal to the Stop Loss Redemption Value; provided that if the Stop Loss Redemption Value so calculated is less than or equal to zero, the payment upon acceleration will be zero.

If a Stop Loss Termination Event occurs for any series of Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Value in respect of your investment in such Securities. If the Stop Loss Redemption Value so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Value is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth business day after the Stop Loss Redemption Value is calculated, subject to adjustment. For a discussion of the risks related to the occurrence of a Stop Loss Termination Event, see “Risk Factors—The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.”

UBS must provide notice (which may be provided via press release) to the holders of such series of Securities not later than the second Index Business Day after the occurrence of a Stop Loss Termination Event that such Stop Loss Termination Event has occurred. See “Specific Terms of the Securities — Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-75.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities of any series, in whole or in part, prior to the Maturity Date on any Index Business Day commencing on July 19, 2016 through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities of such series, your compliance with the procedures described below and the potential postponements and adjustments as described under “Specific Terms of the Securities — Market Disruption Event.” To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities of such series for redemption with those of other holders of Securities of such series to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. The first Redemption Date will be July 19, 2016 and the final Redemption Date will be July 11, 2046.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to its Closing Indicative Value as of the applicable Valuation Date, minus the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is less than or equal to zero, the payment upon early redemption will be zero. We reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

For any early redemption, the applicable “Valuation Date” means the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date on which you deliver a redemption notice to Janus Distributors in compliance with the redemption procedures (or, in the sole discretion of UBS, the same date that the redemption notice is delivered in compliance with the redemption procedures). The applicable “Redemption Date” means the third Index Business Day following the corresponding Valuation Date or, if such day is not a Business Day, the next following Index Business Day that is also a Business Day.

You may lose all or a substantial portion of your investment upon early redemption if the level of the applicable underlying Index declines or does not increase by an amount sufficient to offset the combined negative effect of the Daily Investor Fee, the Futures Spread Fee and the Redemption Fee Amount.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and will be automatically accelerated and mandatorily redeemed upon the occurrence of a Stop Loss Termination Event. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75 and “Specific Terms of the Securities — Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-75.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a redemption notice to Janus Distributors by email no later than 4:00 p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-74 and “Description of the Debt Securities We May Offer — Redemption and Payment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-27.

➢

You may lose all or a substantial portion of your investment — Each series of Securities is designed for investors who seek exposure to the applicable underlying Index and are exposed to any decline in the level of the applicable underlying Index. You will lose some or all of your investment if the applicable underlying Index level does not increase enough to offset the negative effect of the applicable Daily Investor Fee, the Futures Spread Fee and the Redemption Fee Amount of the applicable series, if applicable. Each Index is volatile and subject to a variety of market forces, some of which are described below. Because of the way the Indices are constructed and the unpredictability of volatility markets, the net volatility exposure of each underlying Index may change unpredictably and in ways that are not intended.

➢

Market and volatility risk — The return on the Securities, which may be positive or negative, is directly linked to the level of the applicable underlying Index, which, in turn, is designed to provide exposure to a specific dynamic short-term volatility strategy by pairing both leveraged long and unleveraged short positions in first and second month futures contracts on the VIX Index. The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index are each affected by a variety of factors and may change unpredictably, affecting the value of your Securities in unforeseeable ways.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on any series of Securities, including any payment at maturity, upon acceleration, early redemption or call, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of each series of Securities prior to maturity, acceleration, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢	No interest payments from the Securities — You will not receive any interest payments on any series of the Securities.

➢

Long holding period risk —The Securities require an understanding of futures contracts, volatility strategies and path dependence of investment returns and are intended for sophisticated investors to use as part of an overall diversified portfolio, and should not be used as a buy and hold investment. The Securities involve significant risks and may not be suitable as a long-term investment. Each series of Securities is designed to achieve its stated investment objectives (described above under “What are the Securities and how do they work? — The Underlying Indices”) over the short term, and its performance over longer periods of time can differ from its stated objectives. In addition, investors in VIX futures contracts must roll their VIX futures positions from one month to the next in order to maintain their exposure because futures positions, unlike positions in securities, cannot be held indefinitely and require frequent transactions in order to be maintained. The need to maintain a constant exposure to VIX futures creates the potential for positive or negative returns based on the shape of the VIX futures curve (i.e. whether the market for VIX futures is in contango or in backwardation). These changes are separate from outright movements in VIX futures. As a result, the return on a position in VIX futures may vary significantly from the percentage changes of the VIX Index over the same period. Typically, though not in all market conditions, this “roll cost” significantly decreases the return for investors who are long VIX futures. As a result of this “roll cost” and other factors that may cause the value of your Securities to decrease, including the effects of daily and quarterly rebalancing and the combined negative effect of the Daily Investor Fee and the Futures Spread Fee, there is a significant possibility that the amount payable on the Securities at maturity or upon call, early redemption or acceleration will be less than the amount of your initial investment in the Securities, and that you will lose part or all of your initial investment if you hold the Securities for a long period of time. We do not expect that any investor will hold the Securities from inception to maturity. Accordingly, the Securities should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices and of seeking inverse or leveraged investment results, who understand the path dependence of investment returns, and who will actively and frequently monitor their investment in the Securities, even intraday.

➢

Potential automatic acceleration upon the occurrence of a Stop Loss Termination Event — If a Stop Loss Termination Event occurs with respect to any series of Securities, all issued and outstanding Securities of such series will be automatically accelerated and mandatorily redeemed by UBS for a cash payment equal to the Stop Loss Redemption Value; provided that if the Stop Loss Redemption Value so calculated is less than or equal to zero, the payment upon acceleration will be zero. The Stop Loss Redemption Value you receive on the Stop Loss Redemption Date may be significantly less than your investment and may be zero. In addition, if the Securities are automatically accelerated and mandatorily redeemed by UBS, you will not benefit from any subsequent increase in the Index Closing Level after the occurrence of the Stop Loss Termination Event, even if such increase occurs prior to the Stop Loss Redemption Date.

➢

A trading market for the Securities may not develop — Although each series of Securities has been approved for listing on NYSE Arca, subject to official notice of issuance, a trading market for the one or more series of the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities shown on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities of the applicable series, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors of the applicable series to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of each series Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the applicable Daily Investor Fee and the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that UBS will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from UBS’s election to do so.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request us to redeem your Securities of a series and you will not be able to rescind your election to redeem your Securities of a series after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.

➢

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation. See “Material U.S. Federal Income Tax Consequences” beginning on page S-85.

➢

UBS’s Call Right — UBS may elect to redeem all outstanding Securities of any series on any Trading Day on or after July 19, 2017, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢

You are a sophisticated investor and understand the consequences of investing in volatility indices, futures contracts, path dependence of investment returns and of seeking inverse or leveraged investment results.

➢	You are willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You seek an investment with a return linked to the performance of the applicable underlying Index, which will provide exposure to a specific volatility strategy, which is accomplished by pairing both leveraged long and unleveraged short positions in VIX futures.

➢	You are willing to accept and understand the risk of fluctuations in volatility in general and fluctuations in the performance of the applicable underlying Index in particular.

➢

You believe the level of the applicable Index will increase by an amount sufficient to offset the negative effect of the Daily Investor Fee, the Futures Spread Fee and any Redemption Fee Amount over your intended holding period of the Securities and to provide you with a satisfactory return on your investment during the time you hold the Securities.

➢	You are willing to accept the risk that the price at which you are able to sell each series of Securities may be significantly less than the amount you invested.

➢	You are willing to hold securities that have a long-term maturity (30 years) even though the Securities are not suitable for a “buy and hold” strategy of long-term investment.

➢	You are willing to hold securities that are subject to the UBS Call Right on any Trading Day on or after July 19, 2017.

➢	You do not seek current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You seek an investment which does not make regular interest payments.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may NOT be a suitable investment for you if:

➢

You are not a sophisticated investor and/or do not understand the consequences of investing in volatility indices, futures contracts, path dependence of investment returns and of seeking inverse or leveraged investment results.

➢	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You do not seek an investment with a return linked to the performance of the applicable Index, which will provide exposure to a specific volatility strategy, which is accomplished by pairing both leveraged long and unleveraged short positions in VIX futures.

➢	You are not willing or able to monitor an investment frequently, even intraday.

➢	You are not willing to accept the risk of fluctuations in volatility in general and fluctuations in the performance of the applicable underlying Index in particular.

➢	You seek a long-term investment objective.

➢

You believe that the level of the applicable Index will decline during your holding period of the Securities of any series or any increase in the level of the applicable underlying Index over the term of such Securities will not be sufficient to offset the negative effect of the Daily Investor Fee, the Futures Spread Fee and any Redemption Fee Amount over your intended holding period and to provide you with a satisfactory return on your investment during the time you hold them.

➢	You are not willing to accept the risk that the price at which you are able to sell each series of Securities may be significantly less than the amount you invested.

➢	You are not willing to hold securities that have a long-term maturity (30 years) even though the Securities are not suitable for a “buy and hold” strategy of long-term investment.

➢	You are not willing to hold securities that are subject to the UBS Call Right on any Trading Day on or after July 19, 2017.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek current income from your investment.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Indices?

The level of the Indices is calculated and disseminated by the Index Calculation Agent in real-time on each Index Business Day. Index information, including the level of the applicable underlying Index, is available from NYSE and Bloomberg for each of the Indices under the symbols set forth in the table below.

Securities	Underlying Index	Underlying Index Ticker
Variable Long/Short Securities	Variable Long/Short Index	SPVXVST
Tail Risk Securities	Tail Risk Index	SPVXTRST
Short Volatility Hedged Securities	Volatility Hedged Index	SPVXVHST

The historical performance of the Indices is not indicative of the future performance of the Indices or the Securities, or the level of the Indices or the Closing Indicative Value of the Securities on the applicable Valuation Date.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities of a series are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-85.

Pursuant to the terms of each series of Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities of a series as pre-paid derivative contracts with respect to the applicable Index. If your Securities of a series are so treated, you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities of a series in an amount equal to the difference between the amount realized and the amount you paid for your Securities of a series. Such gain or loss should generally be long-term capital gain or loss if you held your Securities of a series for more than one year. The deductibility of capital losses is subject to limitations.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner as described under “Material U.S. Federal Income Tax Consequences — Alternative Treatments” on page S-86.

The Internal Revenue Service (the “IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of a series of Securities purchased after the bill was enacted to accrue interest income over the term of the series of Securities despite the fact that there will be no interest payments over the term of the series of Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities of a series.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, we intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-85 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Historical Performance and Hypothetical Examples

Historical Performance of the Indices

The prices of the first and second month VIX futures contracts underlying each of the Indices have been highly volatile in the past and the performance of the Indices cannot be predicted for any future period. Since their inception, the Indices have experienced significant fluctuations. Any historical upward or downward trend in the applicable Index Closing Level is not an indication that the Indices are more or less likely to increase or decrease at any time during the term of your Securities. The Index Closing Level for each Index is deemed to have been 100 on December 20, 2005. SPDJI began independently calculating the Indices on November 3, 2011. Therefore, the historical information for the period from December 20, 2005 until November 3, 2011 is hypothetical and is provided as an illustration of how the Indices would have performed during the period had the Index Sponsor begun calculating the Indices on December 20, 2005 using the methodology described in “The Indices” beginning on page S-45 since that date. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Indices, and this estimated historical information may reflect a bias toward strategies that have performed well in the past. Historical information for the period from and after November 3, 2011 is based on the actual performance of the Indices.

Any historical upward or downward trend in value of the Indices during any period shown below is not an indication that the value of the Indices is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical total returns of the Indices do not give an indication of future performance of the Indices. UBS cannot make any assurance that the future performance of the Indices will result in holders of the Securities receiving a positive return on their investment.

Historical information presented is as of July 11, 2016, and is furnished as a matter of information only. Estimated historical and historical performance of each Index is not an indication of future performance. Future performance of the Indices may differ significantly from estimated historical and historical performance, either positively or negatively.

Historical Performance and Hypothetical Examples

The graphs below illustrate the estimated historical and historical performance of the Indices from December 20, 2005 (the “base date”) to July 11, 2016 and from November 3, 2011 (the day on which the Index Sponsor began calculating the Indices) to July 11, 2016. The graphs below are based on the total returns of each of the Indices.

Historical Performance and Hypothetical Examples

Hypothetical Payment at Maturity or Upon Call or Early Redemption

The hypothetical examples set forth below illustrate how the Securities would perform at maturity or upon call or early redemption, in hypothetical circumstances. They are purely hypothetical and are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results. If you sell your Securities in the secondary market prior to the Maturity Date, your return will depend on the market value of your Securities at the time of sale, which may be affected by a number of other factors not reflected in the tables below. See “Risk Factors” on page S-27 for further information. The hypothetical examples below do not take into account the effects of any applicable taxes.

As described in this prospectus supplement, each Index is designed to provide exposure to a different dynamic short-term volatility strategy by pairing both leveraged long and unleveraged short positions in first and second month VIX futures contracts. The Variable Long/Short Index is intended to transition between being net long VIX futures and net short VIX futures, depending on conditions in the market, with the goal of having a net long exposure to VIX futures during periods in which the Variable Long/Short Securities can capture volatility spikes and a net short exposure to VIX futures during periods in which the Variable Long/Short Securities can capture roll yield or drops in volatility. As described herein, however, the actual exposure of the Variable Long/Short Securities may differ from what is intended and there is no guarantee that the Variable Long/Short Securities will have a net VIX futures exposure that benefits investors.

The Tail Risk Index is intended to provide net long exposure to VIX futures, which exposure is more likely to increase in value when volatility increases and to decrease in value when volatility decreases, but any such increase or decrease should be mitigated by the inverse leg’s short exposure. In a contango market, the inverse leg is also intended to mitigate the roll cost associated with the leveraged long position by providing a roll yield. As described herein, however, the actual exposure of the Tail Risk Securities may differ from what is intended and there is no guarantee that the Tail Risk Securities will have a net VIX futures exposure that benefits investors.

The Short Volatility Hedged Index is intended to provide net short exposure to VIX futures, which exposure is more likely to increase in value when volatility decreases and to decrease in value when volatility increases, but any such increase or decrease should be mitigated by the leveraged leg’s long exposure. The Short Volatility Hedged Index is also intended to provide an opportunity to achieve a positive expected return from the roll yield in VIX futures in a contango market on the inverse leg. As described herein, however, the actual exposure of the Short Volatility Hedged Securities may differ from what is intended and there is no guarantee that the Short Volatility Hedged Securities will have a net VIX futures exposure that benefits investors.

While each Index is intended to pursue a particular volatility strategy, the path dependence of each Index may cause its actual performance to deviate significantly from its intended target exposure, preventing the applicable series of Securities from achieving their goal. For example, the factors that cause such path dependence may cause the Variable Long/Short Securities to have a net short exposure to VIX futures when volatility is rising or net long exposure when volatility is falling, or it may cause the Tail Risk Securities to have net short exposure to VIX futures or the Short Volatility Hedged Securities to have net long exposure to VIX futures, which in the case of each of the foregoing series of Securities is the opposite of the intended (target) exposure. See “The Indices—The Underlying Indices—Path-Dependent Nature of the Indices” for more information on the path dependence of the Indices and the Securities. In addition, the return from each series of Securities will be reduced by the applicable Daily Investor Fee and the Futures Spread Fee. As a result, the Securities should only be purchased by sophisticated

Historical Performance and Hypothetical Examples

investors who understand the risks of investing in volatility and the impact of rebalancing of the sub-portfolios and the applicable underlying Index and who will actively monitor their investment, including intraday.

The hypothetical examples below are not intended to demonstrate the expected return of the volatility strategies to which the Indices provide exposure or of any series of Securities, but merely to illustrate how the return on your Securities will be impacted by the performance of the applicable underlying Index and the effect of the Daily Investor Fee and the Futures Spread Fee.

In Example 1, the level of the applicable underlying Index increases at a constant rate of 5% per year for the 30-year term of the Securities. In Example 2, the level of the applicable underlying Index decreases at a constant rate of 5% per year for the 30-year term of the Securities. In Example 3, the level of the applicable underlying Index decreases 3% in odd-numbered years and increases 2% in even-numbered years (i.e. it decreases 3% for the first year, increases 2% in the second year, decreases 3% in the third year, increases 2% in the fourth year, and so on) until the end of the 30-year term of the Securities. In Example 4, the level of the applicable underlying Index generally decreases at a constant rate of 20% per year for the 30-year term of the Securities, except for increases of 30% in years 8 and 16 and an increase of 40% in year 25. These examples highlight the impact of changes in the level of the applicable underlying Index, as well as of the applicable Daily Investor Fee and Futures Spread Fee, on the payment at maturity or upon call, upon early redemption or acceleration, under different circumstances. The figures in these examples have been rounded for convenience.

The following assumptions are used in each of the four examples:

➢

The Daily Index Performance is calculated on an annual basis. (As described in “Specific Terms of the Securities—Daily Index Performance,” the Daily Index Performance will actually be calculated for each series of Securities on a daily basis.)

➢

The Daily Investor Fee is applied on an annual basis, assuming the Closing Indicative Value of the Securities at the end of the previous year is the Closing Indicative Value for purposes of calculating such Daily Investor Fee. (As described in “Specific Terms of the Securities—Daily Investor Fee,” the Daily Investor Fee will actually be applied to the Closing Indicative Value of the such Securities on a daily basis and will depend on the daily performance of the applicable underlying Index.)

➢

The Futures Spread Fee is assumed to be 1.00% per annum, applied on an annual basis. (As described in “Specific Terms of the Securities—Futures Spread Fee,” the Futures Spread Fee is an uncapped fee applied to the Closing Indicative Value of each series of Securities on every Trading Day, may vary significantly from day to day and may be considerably higher than this assumed fee. You should not expect that this assumed fee is indicative of what the actual Futures Spread Fee will be over the period that you hold your Securities.)

➢	The Closing Indicative Value on the first day is $25.00.

➢	The initial level of the applicable underlying Index is 100.00.

➢

The Securities were purchased at inception and will be held until maturity. (As described in this prospectus supplement, we do not expect that any investor will hold the Securities from inception to maturity, and the Securities are not intended as a buy and hold investment. Instead, they should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices and of seeking inverse or leveraged investment results, who understand the path dependence of investment returns, and who will actively and frequently monitor their investment in the Securities, even intraday.)

Historical Performance and Hypothetical Examples

Example 1 —The level of the applicable underlying Index increases at a constant rate of 5% per year.

Year	Index Level	Daily Index Performance (calculated annually)	Daily Investor Fee (calculated annually)	Futures Spread Fee (calculated annually)	Closing Indicative Value	Redemption Amount
0	100.00				25.00
1	105.00	1.05	0.325000000	0.250000000	25.68	25.64
2	110.25	1.05	0.333775000	0.256750000	26.37	26.34
3	115.76	1.05	0.342786925	0.263682250	27.08	27.05
4	121.55	1.05	0.352042172	0.270801671	27.81	27.78
5	127.63	1.05	0.361547311	0.278113316	28.56	28.53
6	134.01	1.05	0.371309088	0.285622375	29.33	29.30
7	140.71	1.05	0.381334433	0.293334180	30.13	30.09
8	147.75	1.05	0.391630463	0.301254202	30.94	30.90
9	155.13	1.05	0.402204486	0.309388066	31.77	31.73
10	162.89	1.05	0.413064007	0.317741544	32.63	32.59
11	171.03	1.05	0.424216735	0.326320565	33.51	33.47
12	179.59	1.05	0.435670587	0.335131221	34.42	34.37
13	188.56	1.05	0.447433693	0.344179764	35.35	35.30
14	197.99	1.05	0.459514402	0.353472617	36.30	36.26
15	207.89	1.05	0.471921291	0.363016378	37.28	37.24
16	218.29	1.05	0.484663166	0.372817820	38.29	38.24
17	229.20	1.05	0.497749071	0.382883901	39.32	39.27
18	240.66	1.05	0.511188296	0.393221766	40.38	40.33
19	252.70	1.05	0.524990380	0.403838754	41.47	41.42
20	265.33	1.05	0.539165121	0.414742401	42.59	42.54
21	278.60	1.05	0.553722579	0.425940445	43.74	43.69
22	292.53	1.05	0.568673089	0.437440837	44.93	44.87
23	307.15	1.05	0.584027262	0.449251740	46.14	46.08
24	322.51	1.05	0.599795998	0.461381537	47.38	47.32
25	338.64	1.05	0.615990490	0.473838838	48.66	48.60
26	355.57	1.05	0.632622233	0.486632487	49.98	49.91
27	373.35	1.05	0.649703033	0.499771564	51.33	51.26
28	392.01	1.05	0.667245015	0.513265396	52.71	52.65
29	411.61	1.05	0.685260631	0.527123562	54.14	54.07
30	432.19	1.05	0.703762668	0.541355898	55.60	55.53

Cumulative Index Return	332.19%
Annualized Index Return	5.00%
Cumulative Return on Securities (assuming redemption)	122.11%
Annualized Return on Securities (assuming redemption)	2.70%

Historical Performance and Hypothetical Examples

Example 2 —The level of the applicable underlying Index decreases at a constant rate of 5% per year.

Year	Index Level	Daily Index Performance (calculated annually)	Daily Investor Fee (calculated annually)	Futures Spread Fee (calculated annually)	Closing Indicative Value	Redemption Amount
0	100.00				25.00
1	95.00	0.95	0.325000000	0.250000000	23.18	23.15
2	90.25	0.95	0.301275000	0.231750000	21.48	21.46
3	85.74	0.95	0.279281925	0.214832250	19.91	19.89
4	81.45	0.95	0.258894344	0.199149496	18.46	18.44
5	77.38	0.95	0.239995057	0.184611583	17.11	17.09
6	73.51	0.95	0.222475418	0.171134937	15.86	15.84
7	69.83	0.95	0.206234713	0.158642087	14.71	14.69
8	66.34	0.95	0.191179579	0.147061214	13.63	13.62
9	63.02	0.95	0.177223469	0.136325746	12.64	12.62
10	59.87	0.95	0.164286156	0.126373966	11.71	11.70
11	56.88	0.95	0.152293267	0.117148667	10.86	10.85
12	54.04	0.95	0.141175858	0.108596814	10.07	10.05
13	51.33	0.95	0.130870021	0.100669247	9.33	9.32
14	48.77	0.95	0.121316509	0.093320392	8.65	8.64
15	46.33	0.95	0.112460404	0.086508003	8.02	8.01
16	44.01	0.95	0.104250794	0.080192919	7.43	7.42
17	41.81	0.95	0.096640486	0.074338836	6.89	6.88
18	39.72	0.95	0.089585731	0.068912101	6.39	6.38
19	37.74	0.95	0.083045973	0.063881517	5.92	5.91
20	35.85	0.95	0.076983617	0.059218167	5.49	5.48
21	34.06	0.95	0.071363813	0.054895240	5.09	5.08
22	32.35	0.95	0.066154254	0.050887888	4.72	4.71
23	30.74	0.95	0.061324994	0.047173072	4.37	4.37
24	29.20	0.95	0.056848269	0.043729438	4.05	4.05
25	27.74	0.95	0.052698345	0.040537189	3.76	3.75
26	26.35	0.95	0.048851366	0.037577974	3.48	3.48
27	25.03	0.95	0.045285217	0.034834782	3.23	3.23
28	23.78	0.95	0.041979396	0.032291843	2.99	2.99
29	22.59	0.95	0.038914900	0.029934538	2.77	2.77
30	21.46	0.95	0.036074112	0.027749317	2.57	2.57

Cumulative Index Return	-78.54%
Annualized Index Return	-5.00%
Cumulative Return on Securities (assuming redemption)	-89.72%
Annualized Return on Securities (assuming redemption)	-7.30%

Historical Performance and Hypothetical Examples

Example 3 — The level of the applicable underlying Index decreases 3% in odd-numbered years and increases 2% in even-numbered years (i.e. it decreases 3% for the first year, increases 2% in the second year, decreases 3% in the third year, increases 2% in the fourth year, and so on).

Year	Index Level	Daily Index Performance (calculated annually)	Daily Investor Fee (calculated annually)	Futures Spread Fee (calculated annually)	Closing Indicative Value	Redemption Amount
0	100.00				25.00
1	97.00	0.97	0.325000000	0.250000000	23.68	23.65
2	98.94	1.02	0.307775000	0.236750000	23.60	23.57
3	95.97	0.97	0.306851675	0.236039750	22.35	22.33
4	97.89	1.02	0.290588536	0.223529643	22.29	22.26
5	94.95	0.97	0.289716771	0.222859054	21.10	21.08
6	96.85	1.02	0.274361782	0.211047524	21.04	21.02
7	93.95	0.97	0.273538696	0.210414382	19.93	19.90
8	95.83	1.02	0.259041146	0.199262420	19.87	19.84
9	92.95	0.97	0.258264022	0.198664632	18.81	18.79
10	94.81	1.02	0.244576029	0.188135407	18.76	18.73
11	91.97	0.97	0.243842301	0.187571001	17.76	17.74
12	93.81	1.02	0.230918659	0.177629738	17.71	17.69
13	90.99	0.97	0.230225903	0.177096848	16.77	16.75
14	92.81	1.02	0.218023930	0.167710715	16.72	16.70
15	90.03	0.97	0.217369858	0.167207583	15.83	15.81
16	91.83	1.02	0.205849256	0.158345581	15.79	15.77
17	89.07	0.97	0.205231708	0.157870545	14.95	14.93
18	90.85	1.02	0.194354427	0.149503406	14.91	14.89
19	88.13	0.97	0.193771364	0.149054896	14.12	14.10
20	89.89	1.02	0.183501482	0.141154986	14.07	14.06
21	87.19	0.97	0.182950977	0.140731521	13.33	13.31
22	88.94	1.02	0.173254576	0.133272750	13.29	13.27
23	86.27	0.97	0.172734812	0.132872932	12.58	12.57
24	88.00	1.02	0.163579867	0.125830667	12.55	12.53
25	85.36	0.97	0.163089127	0.125453175	11.88	11.87
26	87.06	1.02	0.154445404	0.118804157	11.84	11.83
27	84.45	0.97	0.153982067	0.118447744	11.22	11.20
28	86.14	1.02	0.145821018	0.112170014	11.18	11.17
29	83.56	0.97	0.145383555	0.111833504	10.59	10.58
30	85.23	1.02	0.137678226	0.105906328	10.56	10.55

Cumulative Index Return	-14.77%
Annualized Index Return	-0.53%
Cumulative Return on Securities (assuming redemption)	-57.82%
Annualized Return on Securities (assuming redemption)	-2.84%

Historical Performance and Hypothetical Examples

Example 4 — The level of the applicable underlying Index decreases at a constant rate of 20% per year, except for increases of 30% in years 8 and 16 and an increase of 40% in year 25.

Year	Index Level	Daily Index Performance (calculated annually)	Daily Investor Fee (calculated annually)	Futures Spread Fee (calculated annually)	Closing Indicative Value	Redemption Amount
0	100.00				25.00
1	80.00	0.80	0.325000000	0.250000000	19.43	19.40
2	64.00	0.80	0.252525000	0.194250000	15.09	15.07
3	51.20	0.80	0.196211925	0.150932250	11.73	11.71
4	40.96	0.80	0.152456666	0.117274358	9.11	9.10
5	32.77	0.80	0.118458829	0.091122176	7.08	7.07
6	26.21	0.80	0.092042510	0.070801931	5.50	5.49
7	20.97	0.80	0.071517031	0.055013100	4.27	4.27
8	27.26	1.30	0.055568733	0.042745179	5.46	5.45
9	21.81	0.80	0.070961272	0.054585594	4.24	4.24
10	17.45	0.80	0.055136908	0.042413006	3.30	3.29
11	13.96	0.80	0.042841378	0.032954906	2.56	2.56
12	11.17	0.80	0.033287750	0.025605962	1.99	1.99
13	8.93	0.80	0.025864582	0.019895832	1.55	1.54
14	7.15	0.80	0.020096780	0.015459062	1.20	1.20
15	5.72	0.80	0.015615198	0.012011691	0.93	0.93
16	7.43	1.30	0.012133009	0.009333084	1.19	1.19
17	5.95	0.80	0.015493853	0.011918348	0.93	0.92
18	4.76	0.80	0.012038723	0.009260556	0.72	0.72
19	3.81	0.80	0.009354088	0.007195452	0.56	0.56
20	3.04	0.80	0.007268126	0.005590867	0.43	0.43
21	2.44	0.80	0.005647334	0.004344103	0.34	0.34
22	1.95	0.80	0.004387979	0.003375368	0.26	0.26
23	1.56	0.80	0.003409459	0.002622661	0.20	0.20
24	1.25	0.80	0.002649150	0.002037808	0.16	0.16
25	1.75	1.40	0.002058390	0.001583377	0.22	0.22
26	1.40	0.80	0.002834402	0.002180310	0.17	0.17
27	1.12	0.80	0.002202331	0.001694101	0.13	0.13
28	0.89	0.80	0.001711211	0.001316316	0.10	0.10
29	0.72	0.80	0.001329611	0.001022778	0.08	0.08
30	0.57	0.80	0.001033108	0.000794698	0.06	0.06

Cumulative Index Return	-99.43%
Annualized Index Return	-15.81%
Cumulative Return on Securities (assuming redemption)	-99.75%
Annualized Return on Securities (assuming redemption)	-18.14%

Historical Performance and Hypothetical Examples

We cannot predict the actual applicable Index Closing Level of any series of Securities on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the applicable Index and the market value of your series of Securities at the Maturity Date or any time prior thereto, including on any Valuation Date. The actual amount that a holder of the applicable Securities will receive at maturity or upon call, acceleration or early redemption, as the case may be, and the rate of return on each of the Securities of any series will depend on the actual applicable Index Closing Level, the Daily Investor Fee and the Futures Spread Fee on each day such holder holds its investment, and on the Redemption Fee Amount, if applicable. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Stop Loss Redemption Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the applicable Index on any Index Business Day or what the value of your Securities of the applicable series may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities of the applicable series. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of any series of Securities.

Risk Factors

Your investment in the Securities will involve significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the Securities do not pay interest during their term and the return on the Securities is linked to the performance of an Index. As described in more detail below, the trading price of the Securities may vary considerably due to events that are difficult to predict and beyond our control. Investing in the Securities of any series is not equivalent to investing directly in the applicable underlying Index or in the VIX futures contracts used to construct the applicable underlying Index. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

The Securities do not pay interest and do not guarantee any payment at maturity or upon call, acceleration or early redemption. The Securities are fully exposed to a decline in the level of the applicable underlying Index and you may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or upon call, acceleration or early redemption, and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or upon call, acceleration or early redemption, will be based primarily on any increase or decrease in the applicable underlying Index (as measured by the Daily Index Performance) and will be reduced by the Daily Investor Fee and the Futures Spread Fee and, in the case of an early redemption, the Redemption Fee Amount. The Daily Investor Fee will be calculated and applied based on the applicable Daily Index Performance and will therefore depend on daily fluctuations of the applicable underlying Index level. In addition, the Futures Spread Fee will be calculated and applied based on the applicable Daily Index Performance, the applicable TAS bid or offer spreads and the number of first and second month VIX futures hypothetically required to be bought or sold each day in order to replicate the VIX futures position represented by the applicable underlying Index, and will therefore depend on a number of market factors, all of which are beyond UBS’s control. Each Index is volatile and subject to a variety of market forces, some of which are described below. The Index Closing Level on any Valuation Date is therefore unpredictable. You may lose all or a substantial portion of your principal if the level of the applicable underlying Index decreases or does not increase by an amount sufficient to offset the Daily Investor Fee and the Futures Spread Fee and, if applicable, the Redemption Fee Amount. This will be true even if the value of the applicable underlying Index as of some date or dates prior to the applicable Valuation Date would have been sufficiently high to offset the Daily Investor Fee and the Futures Spread Fee and, if applicable, the Redemption Fee Amount.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices and of seeking inverse or leveraged investment results, who understand the path dependence of the Indices and the Securities, who do not intend to hold the Securities as a buy and hold investment and who are willing to actively and frequently monitor their investment, even intraday.

The Securities require an understanding of futures contracts, volatility strategies and path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio, and should not be used as a buy and hold investment. The Securities are risky and may not be suitable for investors who plan to hold them for longer periods of time. Each series of Securities is designed to achieve its stated investment objectives (described under “The Indices — Index

Risk Factors

Construction” beginning on page S-54) over the short-term, and the effect of non-continuous rebalancing and the resulting path-dependent nature of the exposure of each series of Securities means that the Securities may deviate significantly from their target exposure (and may even have exposure that is inverse to their respective intended target exposures) and may therefore fail to achieve their goal, particularly over longer periods of time. Therefore, it is likely that you will suffer significant losses even if the level of the VIX Index or the Short-Term Futures Index increases over the long term. In addition, because investors in VIX futures contracts must roll their VIX futures positions from one month to the next, futures positions, unlike positions in securities, cannot be held indefinitely and require frequent transactions in order to maintain the position in VIX futures. The need to maintain a constant exposure to VIX futures creates the potential for positive or negative returns based on the shape of the VIX futures curve (i.e. whether the market for VIX futures is in contango or in backwardation). These changes are separate from outright movements in VIX futures. As a result, the return on a position in VIX futures may vary significantly from the percentage changes of the VIX Index itself. Typically, though not in all market conditions, this “roll cost” significantly decreases the return for investors who are long VIX futures. As a result of this “roll cost” and other factors that may cause the value of your Securities to decrease, including the effects of daily and quarterly rebalancing and the combined negative effect of the Daily Investor Fee and the Futures Spread Fee, there is a significant possibility that the amount payable on the Securities at maturity or upon call, early redemption or acceleration will be less than the amount of your initial investment in the Securities, and that you will lose part or all of your initial investment if you hold the Securities for a long period of time. We do not expect that any investor will hold the Securities from inception to maturity. The Securities should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices and of seeking inverse or leveraged investment results, who understand the path dependence of investment returns, and who will actively and frequently monitor their investment in the Securities, even intraday.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any other party. Any payment to be made on the Securities, including any payment at maturity or upon call, acceleration or early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities, either positively or negatively. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, a deterioration in our credit ratings may have a negative effect on the market value of the Securities but an improvement in our credit ratings may or may not result in an increase in the market value of the Securities.

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.

As described in more detail under “Specific Terms of the Securities — Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-75, in the event the intraday indicative value of any series of Securities is equal to or less than 20.0% of its Closing Indicative Value at the end of the prior

Risk Factors

Index Business Day, all issued and outstanding Securities of such series will be automatically accelerated and mandatorily redeemed and holders will receive only the Stop Loss Redemption Value; provided that if the Stop Loss Redemption Value so calculated is less than or equal to zero, the payment upon acceleration will be zero. Holders of Securities that are accelerated will not benefit from any subsequent increase in the indicative value of the applicable underlying Index, even if such increase occurs prior to the Stop Loss Redemption Date and even if such increase causes the indicative value of the Securities to exceed the intraday indicative value that triggered the Stop Loss Termination Event. The Stop Loss Redemption Value may be significantly less than the amount of your investment in the applicable series of Securities and may be zero.

In addition, because the intraday indicative value of any series of Securities must decrease by 80% or more from the prior Index Business Day’s Closing Indicative Value on a single Index Business Day in order to trigger a Stop Loss Redemption Event, it is highly likely that any such Stop Loss Termination Event will occur during a period of extreme market conditions, including disruptions to trading markets. For example, during any such period the liquidity of VIX futures may be adversely affected, which may hinder or delay the determination of the applicable Stop Loss Redemption Value. Market conditions on any Stop Loss Termination Date are beyond our control and are impossible to predict, and may adversely affect the value of your Securities in unforeseen ways.

The Futures Spread Fee is an uncapped fee that may vary significantly over time, even from day to day, will be impacted by market factors beyond UBS’s control and cannot be predicted.

The Futures Spread Fee for each series of Securities is an uncapped fee intended to approximate the hypothetical cost of buying and selling the number of first and second month VIX futures that would be necessary to replicate the performance of the applicable underlying Index. The Futures Spread Fee is based in part on the TAS bid and offer spreads of the VIX futures underlying the applicable underlying Index and in part on the number of first and second month VIX futures hypothetically required to be bought or sold each day in order to replicate the VIX futures position represented by the applicable underlying Index. While the TAS spreads per VIX future have historically ranged from -$0.06 to $0.05, historical data regarding TAS spreads is severely limited and should not be taken as an indication of what the TAS spreads will be during the term of the Securities. In addition, the number of VIX futures hypothetically required to be bought and sold each day in order to replicate the VIX futures position represented by the applicable underlying Index may vary significantly.

As a result, the Futures Spread Fee may vary significantly from day to day and may be much higher than would be expected based upon the historical and estimated historical performance of the Indices and the historical range of the TAS bid and offer spreads. The amount of the Futures Spread Fee will vary based upon, among other factors, market conditions, the performance of the applicable underlying Index, the size of the TAS bid and offer spreads and the number of first and second month VIX futures required to be bought or sold each day in order to replicate the VIX futures position represented by the applicable underlying Index, all of which are beyond UBS’s control and cannot be predicted. Therefore, investors should be extremely cautious when considering an investment in the Securities and should frequently monitor their investment and the very likely negative effect of the Futures Spread Fee on the return of the Securities. See “Specific Terms of the Securities — Futures Spread Fee” beginning on page S-67 for more information regarding the calculation of the Futures Spread Fee.

Each series of Securities may trade at a substantial premium to or discount from its intraday indicative value which could, in certain circumstances, result in a loss of some or all of your investment such series of Securities.

The market value of each series of Securities is influenced by many unpredictable factors, some of which may cause the price at which such series can be sold in the secondary market to vary substantially from

Risk Factors

the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend sales of one or more series of Securities for any reason, the liquidity of the market for such series of Securities could be affected, potentially leading to insufficient supply, causing the market price of such series of Securities to increase. Such an increase could represent a premium over the intraday indicative value of such series of Securities. Before trading in the secondary market, you should compare the intraday indicative value of such series of Securities with the then-prevailing trading price of such series. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities of any series, it would reserve the right to resume selling additional Securities of such series at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value. Therefore, paying a premium purchase price over the intraday indicative value of any series of Securities could lead to significant losses in the event you sell such Securities at a time when such premium is no longer present in the market or if such series of Securities is called, accelerated or matures.

Conversely, suspension of additional issuances of a series of Securities can also result in a significant reduction in the number of outstanding Securities of such series if investors subsequently exercise their early redemption right. If the total number of outstanding Securities of a series has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities of such series to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities of such series trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses. Prior to making an investment in any series of Securities, you should take into account whether or not the market price is tracking its intraday indicative value and consider the prospects of it continuing to do so.

The Securities may be purchased in the secondary market at prices other than the Closing Indicative Value, which means that the effective leverage amount of the leveraged and inverse legs of the applicable underlying Index may be greater or lesser than their target leverage amounts.

The Securities may be purchased in the secondary market at prices other than the Closing Indicative Value, which will have an effect on the effective leverage amount of the leveraged and inverse legs of the applicable underlying Index. Because the leverage amounts are fixed only after the close of trading on each Index Business Day and do not change intraday as the level of the Short-Term Futures Index moves in favor of either the leveraged leg or inverse leg of the applicable underlying Index (i.e., the level of the Short-Term Futures Index decreases for the inverse leg of each Index, or the level of the Short-Term Futures Index increases for the leveraged leg of each Index), the actual leverage amounts at the time you purchase any Securities may differ from the leverage amounts established at the most recent rebalancing. Thus, if the level of the Short-Term Futures Index increases during the Index Business Day, the effective exposure for the inverse leg of each Index increases above one times inverse and the effective exposure for the leveraged leg of each Index decreases below two times leveraged. The reverse is also true.

If the Closing Indicative Value of any series of Securities increases above its Stated Principal Amount, at any time, any subsequent adverse daily performance of the applicable underlying Index will result in a larger decrease in the level of such Closing Indicative Value than if the current Closing Indicative Value of such series had remained constant at its Stated Principal Amount.

If the current Closing Indicative Value of any series of Securities increases above its Stated Principal Amount, the amount of decrease of such Closing Indicative Value resulting from an adverse daily performance of the applicable underlying Index will increase accordingly. This is because the applicable

Risk Factors

Daily Index Performance will be applied to a Closing Indicative Value larger than its Stated Principal Amount. As such, the amount of decrease from any adverse daily performance of the applicable underlying Index will be more than if such Closing Indicative Value were maintained constant at its Stated Principal Amount. This means that if the Closing Indicative Value of such series of Securities increases above its Stated Principal Amount, it will take smaller adverse daily performances to decrease such Closing Indicative Value (and subsequently the value of your investment) back to its initial value than would have been the case if such Closing Indicative Value were maintained at its Stated Principal Amount. Further, because of the leveraged and inverse legs of each Index, you could lose more than 1% of your initial investment for each 1% of adverse daily performance of the Short-Term Futures Index.

If the Closing Indicative Value for any series of Securities decreases below its Stated Principal Amount, at any time, any subsequent beneficial daily performance of the applicable underlying Index will result in a smaller increase in the level of such Closing Indicative Value than if the current respective Closing Indicative Value of such series had remained constant at its Stated Principal Amount.

If the current Closing Indicative Value for any series of Securities decreases below its Stated Principal Amount, the amount of increase of such Closing Indicative Value resulting from a beneficial daily performance of the applicable underlying Index will decrease correspondingly. This is because the applicable Daily Index Performance will be applied to a smaller Closing Indicative Value than its Stated Principal Amount. As such, the amount of increase from any beneficial daily performance of the applicable underlying Index will be less than if such Closing Indicative Value were maintained constant at its Stated Principal Amount. This means that if the Closing Indicative Value of such series of Securities decreases below its Stated Principal Amount, it will take larger beneficial daily performances to restore such Closing Indicative Value (and subsequently the value of your investment) back to its initial value than would have been the case if such Closing Indicative Value were maintained at its Stated Principal Amount. Further, because of the leveraged and inverse legs of each Index, you could gain less than 1% of your initial investment for each 1% of beneficial daily performance of the Short-Term Futures Index.

The Securities are not linked to the VIX Index.

Each series of Securities is linked to the daily performance of one of the applicable underlying Indices, which in turn is linked to prices of futures contracts on the VIX Index. Each applicable underlying Index tracks a combination of leveraged and inverse exposure to an index of futures on the VIX Index, with different target weights for each type of exposure depending on the applicable underlying Index. The performance of these futures contracts will not necessarily track the performance of the VIX Index and none of the Indices is designed to track the performance of the VIX Index. Your Securities may not benefit from increases (or in the case of the inverse leg of the applicable underlying Index, decreases) in the level of the VIX Index because such increases (or in the case of the inverse leg of the applicable underlying Index, decreases) will not necessarily cause the level of the relevant futures contracts on the VIX Index to increase (or in the case of the inverse leg of the applicable underlying Index, decrease). Additionally, the rolling of the futures contracts that are used to construct the applicable underlying Index may decrease your returns. A hypothetical investment that was linked directly to the performance of the VIX Index could generate a higher return than your series of Securities.

The Securities are not linked to options used to calculate the VIX Index, the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index, nor will the return on your Securities be a participation in the actual volatility of the S&P 500® Index.

The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The actual volatility of the S&P 500®

Risk Factors

Index may differ significantly from the level predicted by the VIX Index or derived from the prices of the put and call options used in the calculation of the VIX Index. The Closing Indicative Value and the intraday indicative value of each series of Securities are based on the value of the applicable underlying Index, which is based on the relevant futures on the VIX Index. Your Securities are not linked to the realized volatility of the S&P 500® Index and will not reflect the return you would realize if you owned, or held a short position in, the equity securities underlying the S&P 500® Index or if you traded the put and call options on the S&P 500® Index used to calculate the level of the VIX Index.

The VIX Index is a theoretical calculation and is not a tradable index.

The VIX Index is a theoretical calculation and cannot be traded on a spot price basis. The settlement price at maturity of the VIX futures contracts contained in the Short-Term Futures Index is based on this theoretically derived calculation. As a result, the behavior of the futures contracts that comprise the Short-Term Futures Index may be different from futures contracts whose settlement price is based on a tradable asset.

The rolling of futures contracts included in the Short-Term Futures Index, which underlies the leveraged and inverse legs of the sub-portfolios comprising each Index, may result in a reduced amount payable at maturity or upon early redemption, call or acceleration of the Securities.

The Short-Term Futures Index, which underlies the leveraged and inverse legs of the sub-portfolios comprising each Index, is composed of futures contracts on the VIX Index. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts that comprise the Short-Term Futures Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract expiring in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the purchase price of the November contract, thereby creating a positive “roll yield.” The contracts included in the Short-Term Futures Index have not historically exhibited consistent periods of backwardation, and backwardation will most likely not exist at many, if not most, times. Moreover, many of the contracts included in the Short-Term Futures Index have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. VIX futures have frequently exhibited very high contango in the past, resulting in a significant cost to “roll” the futures.

The existence of contango in the future markets could result in negative “roll yields,” also referred to as “roll costs,” which could adversely affect the value of the leveraged long leg of each of the sub-portfolios but could increase the value of the inverse leg of each of the sub-portfolios. Conversely, the existence of backwardation in the future markets could result in positive “roll yields,” which could favorably affect the value of the leveraged long leg of each of the sub-portfolios but could decrease the value of the inverse leg of each of the sub-portfolios.

The Short-Term Futures Index may in the future be based on other pricing references or contracts that are not traded on regulated futures exchanges, and may cease to exist if no acceptable substitute to futures contracts is available.

The Short-Term Futures Index, which underlies both the leveraged and inverse legs of each of the Indices, is currently based solely on futures contracts traded on regulated futures exchanges (referred to in the

Risk Factors

United States as “designated contract markets”). If these exchange-traded futures cease to exist, the Short-Term Futures Index may be calculated based on other reference prices of the VIX Index itself (rather than futures or other derivatives on the VIX Index) or on over-the-counter contracts (such as swaps and forward contracts), or instruments traded on trading facilities, based on the VIX Index. Alternatively, a successor index may be chosen by the Security Calculation Agents, as described under “Specific Terms of the Securities — Discontinuance or Modification of the Indices or Termination of our License Agreement with the Index Sponsor,” which successor index may be based on contracts or other pricing references that are not traded on regulated futures exchanges. Other contracts or trading facilities on which such contracts or instruments are traded may be subject to lesser degrees of regulation than futures exchanges or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated non-U.S. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in the Short-Term Futures Index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts. In addition, if no futures contracts on the VIX Index are available, and no acceptable substitute pricing references can be identified, the Index Sponsor may be unable to calculate the Short-Term Futures Index, and therefore, the Indices, which would result in a Market Disruption Event. For more information, see “Specific Terms of the Securities — Market Disruption Event.”

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” and do not benefit from a co-obligation of UBS Switzerland AG.

Unlike UBS AG’s exchange-traded notes issued prior to June 14, 2015, which are part of a series of debt securities entitled “Medium-Term Notes, Series A” having UBS Switzerland AG as a co-obligor of such debt securities, the Securities are part of a separate series of debt securities entitled “Medium-Term Notes, Series B,” and were issued after June 14, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities of an applicable series at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless we elect to waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other holders of the applicable series to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver. You may only redeem your Securities on a Redemption Date if Janus Distributors receives a notice of redemption from your broker by no later than 4:00 p.m. (New York City time) and a confirmation of redemption by no later than 4:00 p.m. (New York City time) on the Index Business Day prior to the applicable Valuation Date. If Janus Distributors does not receive your notice of redemption by 4:00 p.m. (New York City time), or the confirmation of redemption by 4:00 p.m. (New York City time) on the Index Business Day prior to the applicable Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until Janus Distributors confirms receipt. In addition, Janus Distributors may request a medallion signature guarantee or such assurances of delivery as Janus Distributors may deem necessary

Risk Factors

in its sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-73. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by Janus Distributors rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to Janus Distributors to redeem your Securities is irrevocable and must be received by Janus Distributors no later than 4:00 p.m. (New York City time) on the Index Business Day immediately preceding the Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by Janus Distributors no later than 4:00 p.m. (New York City time) on the same date. The Redemption Valuation Date is the third Index Business Day prior to the related Redemption Date and also the first Index Business Day following the date on which such notice and confirmation are received by Janus Distributors, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by Janus Distributors rather than the following Index Business Day. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Index Business Day following the corresponding Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your Securities, and prior to the relevant Redemption Date.

The liquidity of the market for the Securities may vary materially over time, and you may be unable to redeem the Securities if you do not hold at least 50,000 Securities of a series.

As stated on the cover of this prospectus supplement, we intend to sell a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions. We may suspend or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over their term. While you may elect to redeem your Securities of any series prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities of the applicable series at one time in order to exercise your right to redeem your Securities on any Redemption Date.

You will not receive interest payments on the Securities or have rights in respect of any of the futures contracts underlying the Indices or the Short-Term Futures Index.

You will not receive any periodic interest payments on the Securities. However, because it is possible that the Securities may be classified as contingent payment debt instruments rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your Securities. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

As an owner of the Securities, you will not have rights that investors in the futures contracts underlying the Indices or the Short-Term Futures Index (the “Index Contracts”) may have. Your Securities will be paid in cash, and you will have no right to receive any dividends or distributions relating to such contracts.

Risk Factors

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the applicable Valuation Date . Therefore, you may sustain a significant loss if you sell your Securities in the secondary market. We expect that generally the value of the Index Contracts and the applicable underlying Index will affect the market value of the Securities more than any other factor, although several other factors, many of which are beyond our control, will also influence the market value of the Securities. Factors that may influence the market value of the Securities include:

➢

Prevailing market prices and forward volatility index levels of the U.S. stock markets and prevailing market prices of options on the S&P 500® Index, the VIX Index, and relevant futures contracts on the VIX Index;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any market maker or additional issues of the Securities and any suspensions or limits on such activity;

➢	the time remaining to the maturity of the Securities;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, judicial or force majeure events that affect the level of the applicable underlying Index, the market price of the U.S. and global stock markets or the Index Contracts, or that affect markets generally;

➢	the size of the TAS bid and offer spreads for first and second month VIX futures contracts;

➢	the actual and perceived creditworthiness of UBS; or

➢	supply and demand as well as hedging activities in the equity-linked structured product markets.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

Risk Factors

There may not be an active trading market in the applicable Securities; sales in the secondary market may result in significant losses.

Each series of the Securities has been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. As a result, if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

The Index Sponsor may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Indices and the end-of-day closing value of the Indices, which could result in the Securities being delisted from NYSE Arca.

Each series of Securities has been approved for listing, subject to official notice of issuance, on NYSE Arca. The Variable Long/Short Securities are listed under the symbol “LSVX”. The Tail Risk Securities are listed under the symbol “BSWN”. The Short Volatility Hedged Securities are listed under the symbol “XIVH”. The Index Sponsor is not under any obligation to continue to calculate the intraday indicative value of any Index and end-of-day official closing value of any Index or required to calculate similar values for any successor indices. If the Index Sponsor discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the applicable Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities become delisted, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor may adjust each Index in a way that affects the applicable Index Closing Level, and the Index Sponsor has no obligation to consider your interests as a holder of the Securities.

The Index Sponsor is responsible for calculating and publishing the Indices, and can edit, add, delete or substitute the Index Contracts or make other methodological changes that could change the applicable Index Closing Level. You should realize that the changing of underlying futures contracts included in the applicable Index may affect the applicable Index, as a newly added contract may perform significantly better or worse than the existing contract. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of any Index. Any of these actions could adversely affect the value of the Securities. The Index Sponsor has no obligation to consider your interests as a holder of the Securities in calculating or revising the Indices. See “The Indices.”

Estimated historical and historical levels of the Indices should not be taken as an indication of future performance during the term of the Securities.

The historical information in this prospectus supplement is presented for information only and the actual performance of the Indices over the term of the Securities, as well as the amount payable at maturity or upon call, early redemption or acceleration, may bear little relation to the historical performance of the Indices, which is limited as of the date of this prospectus supplement, or to the past estimated historical performance of the Indices. The performance of the futures contracts on the VIX Index underlying the Short-Term Futures Index and the net long or short exposure of the applicable underlying Index will determine the applicable Index Closing Level on any given Valuation Date or at other times during the term of the Securities. As a result, it is impossible to predict whether the level of each of the Indices will rise or fall.

Risk Factors

The Indices, the Short-Term Futures Index and VIX Index futures have limited historical information.

The Indices were created on November 3, 2011 and the Short-Term Futures Index underlying the leveraged long and inverse legs of the Indices was created on May 10, 2010 and therefore each has a limited history. Furthermore, the Index Sponsor has published limited information about how the Indices and the Short-Term Futures Index would have performed had they been calculated in the past. In addition, futures on the VIX Index have only traded freely since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date.

Because the Indices, the Short-Term Futures Index and the VIX futures contracts that underlie them are of recent origin and limited or no historical performance data exists with respect to them, your investment in the Securities may involve a greater risk than investing in alternate securities linked to one or more indices with an established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology that each Index makes use of as the basis for an investment decision.

Changes in the three-month Treasury rate may affect the level of the applicable underlying Index and the value of your Securities.

Because the value of the each of the Indices is linked, in part, to the three-month Treasury rate , changes in the three-month Treasury rate may affect the amount payable on each series of Securities at maturity, or upon call, early redemption or acceleration and the market value of each series of Securities. Assuming the trading prices of the futures contracts underlying the Short-Term Futures Index remain constant, an increase in the three-month Treasury rate will increase the value of each Index and, therefore, the value of the Securities. A decrease in the three-month Treasury rate will adversely impact the level of each Index and, therefore, the value of the Securities.

The policies of the Index Sponsor, the Chicago Board Options Exchange and the CFE, and changes that affect the composition and valuation of the applicable underlying Index, the S&P 500® Index, the VIX Index, the Short-Term Futures Index or the futures contracts underlying the Short-Term Futures Index, could affect the amount payable on your Securities and their market value.

The policies of the Index Sponsor, the Chicago Board Options Exchange (“CBOE”) and the CFE concerning the calculation of each Index, the S&P 500® Index, the VIX Index and the Short-Term Futures Index, as applicable, and any additions, deletions or substitutions of equity securities, options contracts or futures contracts and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the S&P 500® Index, the VIX Index or the Short-Term Futures Index, could affect the value of any Index, the VIX Index or the Short-Term Futures Index, and, therefore, the amount payable on your Securities at maturity, or upon call, early redemption or acceleration and the market value of your Securities prior to maturity.

SPDJI can add, delete or substitute the equity securities underlying the S&P 500® Index or make other methodological changes to the S&P 500® Index. SPDJI can also add, delete or substitute the futures contracts underlying the Short-Term Futures Index or make other methodological changes that could change the level of the Short-Term Futures Index. The changing of equity securities included in the S&P 500® Index may affect the value of the put and call options used to calculate the level of the VIX Index. The changing of the futures contracts underlying the Short-Term Futures Index may affect the performance of the Short-Term Futures Index in similar ways. Additionally, SPDJI may alter, discontinue or suspend calculation or dissemination of the S&P 500® Index or the Short-Term Futures Index. Any of

Risk Factors

these actions could adversely affect the value of your Securities. S&P has no obligation to consider your interests in calculating or revising the S&P 500® Index or the Short-Term Futures Index. See “The Indices.”

The CBOE can make methodological changes to the calculation of the VIX Index that could affect the value of futures contracts on the VIX Index and, consequently, the value of your Securities. There can be no assurance that the CBOE will not change the VIX Index calculation methodology in a way which may affect the value of your Securities. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the VIX Index and/or the exercise settlement value. Any of these actions could adversely affect the value of your Securities. The CBOE has no obligation to consider your interests in calculating or revising the VIX Index or in calculating the exercise settlement value. See “The Indices — The VIX Index” below.

In addition, the policies of the CFE, with respect to the futures contracts underlying the Short-Term Futures Index, and any changes in such policies, could affect the value of such futures contracts, the Short-Term Futures Index and the Indices and, therefore, the market value of your Securities.

If events such as these occur, or if the value of the applicable underlying Index, the S&P 500® Index or the Short-Term Futures Index is not available or cannot be calculated because of a market disruption event or for any other reason, the Security Calculation Agents may be required to make a good faith estimate in their sole discretion of the value of the applicable underlying Index. The circumstances in which the Security Calculation Agents will be required to make such a determination are described more fully under “Specific Terms of the Securities — Market Disruption Event.”

Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of the Securities and the amounts payable on your Securities.

Commodity futures contracts, such as the Index Contracts, are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. The Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act,” provides for substantial changes in the regulation of the futures and over-the-counter derivatives markets. Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses. This requirement has become effective for certain categories of interest rate and credit default swaps. It is anticipated that other products will become subject to the mandatory centralized execution and clearing requirement in the future. In addition, the legislation requires registration of, and imposes regulations on, swap dealers and major swap participants. The enactment of the Dodd-Frank Act could make participation in the markets more burdensome and expensive. This could adversely affect the prices of futures contracts and, in turn, the market value of the Securities and the amounts payable on the Securities at maturity or upon call, early redemption or acceleration. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap and futures markets, which would further restrict liquidity, increase volatility and adversely affect prices, which could in turn adversely affect the value of the applicable underlying Index.

If UBS were to be subject to restructuring proceedings, the market value of the Securities may be adversely affected.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. Pursuant to article

Risk Factors

25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, FINMA is authorized to open restructuring proceedings (Sanierungsverfahren) or liquidation (bankruptcy) proceedings (Bankenkonkurs) in respect of, and/or impose protective measures (Schutzmassnahmen) in relation to, UBS. The Swiss Banking Act, as last amended as of January 1, 2013, grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium (Stundung) or a maturity postponement (Fälligkeitsaufschub), which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. As of the date of this product supplement, there are no precedents as to what impact the revised regime would have on the rights of holders of the Securities or the ability of UBS to make payments thereunder if one or several of the measures under the revised insolvency regime were imposed in connection with a resolution of UBS.

Trading and other transactions by UBS or its affiliates in equity securities underlying the S&P 500® Index or instruments linked to the S&P 500® Index, the applicable underlying Index, the VIX Index, the Short-Term Futures Index or the equity securities underlying the S&P 500® Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” in this prospectus supplement, we or one or more of our affiliates may hedge our obligations under the Securities by purchasing or selling equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index), the applicable underlying Index, the VIX Index (including the VIX futures which are used to calculate the Short-Term Futures Index), the Short-Term Futures Index and the equity securities underlying the S&P 500® Index, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing at any time.35 Although they are not expected to, any of these hedging activities may affect the market price and/or the volatility of those items and, therefore, could adversely affect the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in equity securities underlying the S&P 500® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index), the applicable underlying Index, the VIX Index (including the VIX futures which are used to calculate the Short-Term Futures Index), the Short-Term Futures Index and the equity securities underlying the S&P 500® Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could affect the market price and/or volatility of those items and, therefore, could adversely affect the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

Risk Factors

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates expect to play a variety of roles in connection with the issuance of the Securities.

As noted above, we and our affiliates expect to engage in trading activities related the Indices and the Index Contracts that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the level of the Indices, could be adverse to the interests of the holders of the Securities.

Moreover, we and our affiliates may have published and in the future may publish research reports with respect to the futures contracts underlying the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Indices and the commodity futures contracts underlying the Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment.

Any of these activities could adversely affect the level of the Indices and, therefore, the indicative value of the Securities. Furthermore, any of these activities, if occurring on any Redemption Valuation Date, could adversely affect the payment at maturity, call, acceleration or redemption of any series of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agents.

Our affiliate, UBS Securities LLC, and Janus Index , will serve as the Security Calculation Agents. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity, or upon call, early redemption or acceleration. For a fuller description of the Security Calculation Agents’ roles, see “Specific Terms of the Securities — Security Calculation Agents” on page S-76. The Security Calculation Agents will exercise their judgment when performing their functions. For example, the Security Calculation Agents may have to determine whether a market disruption event affecting the Index Contracts or any applicable Index has occurred or is continuing on a day when the Security Calculation Agents will determine the applicable Index Closing Level. This determination may, in turn, depend on the Security Calculation Agents’ judgments as to whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agents may affect the market value of the Securities, the Security Calculation Agents may have a conflict of interest with you if they need to make any such decision.

The Securities are not regulated by the Commodity Futures Trading Commission.

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (“CFTC”) as a “commodity pool operator.” Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC as interests in a commodity pool, UBS will not be registered with the CFTC as a “commodity pool operator” and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or UBS on your behalf in futures contracts traded on regulated futures exchanges,

Risk Factors

which may only be transacted through a person registered with the CFTC as a “futures commission merchant.” UBS is not registered with the CFTC as a “futures commission merchant” and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “The Indices — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Indices. In addition, if our license agreement with the Index Sponsor were to terminate, we would no longer have the right to use the Indices or the related trademarks. If the Index Sponsor discontinues or suspends the calculation of one or more of the Indices, or if our license agreement with the Index Sponsor terminates, it may become difficult to determine the market value of one or more series of the Securities and the payment at maturity, call, acceleration or redemption. The Security Calculation Agents may designate a successor index in their sole discretion. If the Security Calculation Agents determine in their sole discretion that no successor index comparable to the applicable underlying Index exists, the payment you receive at maturity or upon call, early redemption or acceleration will be determined by UBS Securities LLC, as Security Calculation Agent. See “Specific Terms of the Securities — Security Calculation Agents” on page S-76 and “Specific Terms of the Securities — Market Disruption Event” on page S-78. The Index Sponsor is not involved in the offer of the Securities in any way, and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Indices from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to Index Sponsor or the Indices contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Indices.

Suspension or disruptions of market trading in VIX futures may adversely affect the value of your Securities.

U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Trading Day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Short-Term Futures Index and, therefore, the applicable underlying Index and the value of your Securities. Although VIX futures are not currently subject to such daily price fluctuation limits, the CFE may impose such limits in the future.

Index calculation disruption events may require an adjustment to the calculation of the applicable underlying Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the applicable underlying Index may be adjusted in the event that the Security Calculation Agents determine that any of the following Index calculation disruption events exists: the Index Sponsor does not publish the level of the applicable underlying Index; disruptions in trading of the equity securities included in the S&P 500® Index; disruptions in the price and trade reporting systems of any Relevant Exchange (as

Risk Factors

defined in “Specific Terms of the Securities — Market Disruption Event”) for the S&P 500® Index; disruptions or a breakdown in the price and reporting systems for any Relevant Exchange for the VIX Index; disruptions or a breakdown in the price and reporting systems for any Relevant Exchange for the Short-Term Futures Index; a decision to permanently discontinue trading in SPX Options (as defined below) or futures on the VIX Index; the occurrence or existence, or a lack of, or a material decline in, the liquidity in the market for trading in any futures contract in the Short-Term Futures Index; any event or condition, the occurrence of which results in an illiquid market for trading in any futures contract on the Short-Term Futures Index; the CFE discontinues the ability to conduct trades at a TAS price, or stops recording the TAS bid and offer spreads; the declaration or continuance of a general moratorium in respect of banking activities in any relevant city; or any force majeure event, the occurrence of which, as determined by the Security Calculation Agents, would materially affect the applicable underlying Index, the S&P 500® Index, the Short-Term Futures Index, any futures contract underlying any the Short-Term Futures Index or the calculation of the VIX Index. Any such Index calculation disruption event may have an adverse impact on the level of the applicable underlying Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

Changes that affect the composition, methodology, policies and calculation of the Indices will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of any Index in which case it may become difficult to determine the market value of the applicable Securities. If events such as these occur, or if the applicable Index Closing Level is not available because of a market disruption event or for any other reason, the Security Calculation Agents will make a good-faith estimate in their sole discretion of the applicable Index Closing Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agents determine that the publication of the applicable Index is discontinued and that there is no successor index on the date when the Index Closing Level is required to be determined, the Security Calculation Agents will instead make a good-faith estimate in their sole discretion of the applicable Index Closing Level.

In addition, changes by the Index Sponsor of its policies relating to any of the Indices, the calculation of the Indices or to the underlying future contracts could affect the level of the Indices and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in each applicable Index and how it calculates the applicable Index, which could adversely affect the value of such series of Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Indices.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in an Index, and the commodity futures contract or contracts currently included in an Index may fail to satisfy such criteria. The weighting factors applied to each futures contract included in the Short-Term Futures Index and/or the applicable Indices may change annually, based on various factors. In addition, the Index Sponsor may modify the methodology for determining the composition and weighting of each Index, for calculating its value in order to assure that each Index represents an adequate measure of market performance or for other reasons, or for calculating the value of each Index. A number of modifications to the methodology for determining the contracts to be included in the Short-Term Futures Index and for valuing the Short-Term Futures Index, of which the Indices are a derivative-index, have been made in the past several years and further modifications may be made in the future. The Index Sponsor may also discontinue or suspend calculation or publication of an Index, in which case it may become difficult to determine the market value of the applicable Index. Any such changes could adversely affect the value of the series of Securities.

Risk Factors

The Security Calculation Agents can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Stop Loss Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs on the applicable Valuation Date.

The determination of the applicable Index Closing Level may be postponed if the Security Calculation Agents determine that a market disruption event has occurred or is continuing on the applicable Valuation Date, including the Final Valuation Date. If such a postponement occurs, then the Security Calculation Agents will instead use the applicable Index Closing Level on the next following Trading Day on which no market disruption event occurs or is continuing. In no event, however, will the applicable Valuation Date for the Securities be postponed by more than three Trading Days. As a result, the applicable Redemption Date, the Stop Loss Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Trading Days. If the applicable Valuation Date or Final Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the applicable Valuation Date. If a market disruption event is occurring on the applicable Valuation Date, then the Security Calculation Agents will make a good-faith estimate in their sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” on page S-78. As a result of such market disruption, the Security Calculation Agents’ good-faith estimate could result in a valuation that differs, and potentially differs materially, from the valuation that would have been obtained had no market disruption occurred.

Because your payment at maturity, or upon call, early redemption or acceleration is a function of, among other things, the Daily Index Performance on the relevant Valuation Date, the postponement of the applicable Valuation Date may result in the application of a different applicable Index Closing Level and, therefore, a different Daily Index Performance, which could decrease the Closing Indicative Value as compared to the Closing Indicative Value that you would have received based on the Index Closing Level on the originally scheduled Valuation Date.

UBS Securities LLC, as Security Calculation Agent is responsible for determining whether the ability to conduct trades at a TAS price has been discontinued or whether the CFE has stopped recoding the TAS bid and offer spreads and, if it makes such determination, may select a successor or, in the absence of a successor, make a good-faith estimate in their sole discretion of the cost per futures contract to effect the trades necessary to replicate the VIX futures position represented by the applicable Index.

UBS Securities LLC, as Security Calculation Agent will determine whether the CFE has discontinued the ability to conduct trades at a TAS price or stopped recording the TAS bid or offer spreads. If UBS Securities LLC makes such determination, they will select a successor to the TAS price or the TAS bid and/or offer spreads which, in the good-faith judgment of UBS Securities LLC, would approximate the TAS bid and offer spreads. If no such successor exists, the UBS Securities LLC will make a good-faith estimate, in its sole discretion, of the cost per futures contract to effect the trades necessary to replicate the VIX futures position represented by the applicable Index on any applicable Index Business Day had the ability to conduct trades at a TAS price not been discontinued or the CFE not stopped recording the TAS bid or offer spreads, and such TAS bid and offer spreads will be used for all purposes relating to the Securities, including the calculation of the Futures Spread Fee. While UBS Securities LLC will make all such determinations in good faith, there can be no assurance that the TAS bid and offer spreads estimated will be correct, and the Futures Spread Fee in such circumstances may be higher than if the ability to conduct trades at a TAS price had not been discontinued or if the CFE had not stopped recording the TAS bid and offer spreads.

Risk Factors

UBS may call the Securities prior to the Maturity Date.

On any Trading Day on or after July 19, 2017, UBS may elect to call all, but not less than all, the outstanding Securities of any series upon not less than ten calendar days’ prior notice.

If UBS elects to redeem your Securities pursuant to its Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-16, the section “Material U.S. Federal Income Tax Consequences” on page S-85, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, as discussed in more detail below under “Material U.S. Federal Income Tax Consequences — Alternative Treatments,” the IRS could possibly assert that a holder of Securities should be required to include amounts in income prior to the sale, redemption or maturity of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-85 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

The Indices

We have derived the following description of the Indices, the S&P 500® Index, the VIX Index, and the Short-Term Futures Index from the S&P 500 VIX Futures Long/Short Strategy Index Series Methodology, which governs the management and calculation of the Indices and from the S&P VIX Futures Indices Methodology which governs the Short-Term Futures Index, and its related family of indices, including the VIX Index, which is published by the Index Sponsor. We have also derived certain information about the Indices, the S&P 500® Index, the VIX Index and the Short-Term Futures Index from public sources without independent verification. Such information reflects the policies of and is subject to change by the Index Sponsor. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Indices or the Index Sponsor. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the applicable underlying Index.

The Indices, the S&P 500®, the VIX Index, and the Short-Term Futures Index are calculated, maintained and published by S&P Dow Jones Indices (“SPDJI” or the “Index Sponsor”). The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, any or all of the Indices. The information contained herein with respect to the Short-Term Futures Index and the Indices reflects the policies of the Index Sponsor at the date of this prospectus supplement. The Short-Term Futures Index, the Indices and the policies of the Index Sponsor are subject to change by the Index Sponsor at any time.

Each series of the Securities follows a different volatility strategy that corresponds to the Index to which it is linked, as indicated by the weightings assigned to the leveraged leg and the inverse leg of each Index in the graphic below. At the time you purchase the Securities, the actual exposure of each leg is unlikely to be at its target exposure.

The Indices

For illustration, the principal components of each of the Indices are as follows:

The excess return version of each Index comprises 13 sub-portfolios, each of which is split between a two times leveraged (“long”) leg and an unleveraged inverse (“short”) leg. The two times leveraged leg is linked to two times the daily return of the Short-Term Futures Index, and the inverse leg is linked to the inverse daily return of the Short-Term Futures Index. Each sub-portfolio has the same target allocation between leveraged and inverse exposures to VIX futures contracts through the Short-Term Futures Index. Each sub-portfolio is rebalanced to its target weights on a rolling quarterly basis.

The target exposure for each sub-portfolio is shown below for each underlying Index. The actual exposure of each leg will vary over time between rebalancing dates based on the performance of the Short-Term Futures Index.

[1]	Each total return Index comprises the applicable excess return index and exposure to the rate of interest that could be earned on cash collateral invested in three month U.S. Treasury Bills.

[2]

Each Index tracks 13 sub-portfolios in order to simulate the return of owning 13 separate positions in VIX futures on an equally weighted basis, with one position being rebalanced to target weights each week during a quarter.

The target exposure for each sub-portfolio is shown below for each underlying Index, along with the target net volatility allocation of each Index. The actual exposure of each leg will vary over time between rebalancing dates based on the performance of the Short-Term Futures Index.

Index Name	Weight of 2x Leveraged Leg	Weight of Inverse Leg	Target Net Volatility Allocation
Variable Long/Short Index	33.33%	66.67%	0%
Tail Risk Index	45%	55%	35%
Short Volatility Hedged Index	10%	90%	-70%

For a detailed description of the composition of each Index, see “— The Underlying Indices—The Variable Long/Short Index,” “—The Underlying Indices—The Tail Risk Index,” and “—The Underlying Indices—The Short Volatility Hedged Index” below.

The Indices

As shown in the above graphic, the sub-portfolios in each Index are composed of a two-times leveraged long exposure to the Short-Term Futures Index and an unleveraged, inverse exposure to the Short-Term Futures Index. The Short-Term Futures Index measures the return from a daily rolling long position in the first and second month futures contracts on the VIX Index, taking into account roll cost or roll yield. An investor maintaining a desired long exposure in a futures position by replacing contracts expiring in one month with contracts expiring in the next month will incur a roll cost when purchasing the replacement contracts at a higher cost and will benefit from a roll yield when purchasing the replacement contracts at a lower cost. Conversely, an investor maintaining a desired short exposure in a futures position will benefit from a roll yield when selling replacement contracts at a higher price and incur a roll cost when selling replacement contracts at a lower price. Since the prices of VIX futures contracts are more commonly higher in distant delivery months than in nearer delivery months (i.e., when the market is in “contango”), an investor maintaining a long position in VIX futures contracts will typically incur “roll costs” when rolling into contracts with a later delivery date (because such contracts have a higher price than the contracts currently held), and therefore the long position is likely to decline in value unless volatility increases sharply. On the other hand, an investor maintaining a short position in VIX futures contracts will typically benefit from a roll yield, and therefore the short position is likely to increase in value unless volatility increases sharply. These relationships may be reversed when prices of VIX futures contracts in distant delivery months are lower than in nearer delivery months (i.e., when the market is in “backwardation”). For a discussion of the futures markets, see “— Futures Markets” below.

Historically, the VIX Index has a negative correlation to the S&P 500® Index. While the spot VIX is difficult or impossible to replicate as a practical matter, there is a market in VIX futures and options, and investors trade them to express their view on the S&P 500® Index’s implied volatility.

The return on each series of Securities will be determined by the performance of the applicable underlying Index to which such Securities are linked, as reduced by the Daily Investor Fee and the Futures Spread Fee and, if applicable, the Redemption Fee Amount.

As described above, the Indices are total return indices designed to provide exposure to a specific volatility strategy, each of which consists of both a 2x leveraged long exposure to the Short-Term Futures Index and an unleveraged, inverse (or “short”) exposure to the Short-Term Futures Index. The individual long and short positions are rebalanced daily, while the target ratio of long and short exposure is different for each Index and is rebalanced to target weights on a rolling quarterly basis. In order to reduce the path-dependent nature of such an exposure, each Index tracks 13 sub-portfolios, each of which allocates between the leveraged and inverse exposure to the Short-Term VIX Futures Index. Each sub-portfolio is rebalanced back to its target weights (as set forth in the table above) once per quarter on a rolling basis, with one sub-portfolio being rebalanced each Wednesday during the quarter. In addition, on the last business day of every quarter each Index is itself rebalanced so that all 13 sub-portfolios are equally weighted. Each strategy therefore simulates the return of owning 13 separate positions in first and second month VIX futures on an equally weighted basis. Despite these periodic rebalancings, the actual long and short positions of any series of the Securities may significantly deviate from the target exposure and the net VIX futures exposure of any series of the Securities may even be inverse to the intended target VIX futures exposure of such series, and as a result, investors should actively monitor and manage their investment in any series of the Securities, even intraday.

The VIX Index

We have derived all information contained in this prospectus supplement regarding the VIX Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the CBOE. We make no representation or warranty as to the accuracy or completeness of such information.

The Indices

The VIX Index was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX Index. The VIX Index is reported by Bloomberg under the ticker symbol “VIX”.

The VIX Index is a benchmark index designed to measure the market price of volatility in large cap U.S. stocks over 30 days in the future, and is calculated based on the prices of certain put and call options on the S&P 500® Index. The VIX Index measures the premium paid by investors for certain options linked to the level of the S&P 500® Index. Assuming all other relevant factors remain constant or have negligible changes, as the prices of options on the S&P 500® Index generally increase, the VIX Index, which indirectly measures implied volatility by measuring changes in these option prices, typically increases. The VIX Index has historically had a negative correlation to the S&P 500® Index.

The calculation of the VIX Index involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500® Index (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX Index is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions.

The VIX Index measures the 30-day forward volatility of the S&P 500® Index as implied by the SPX Options. To arrive at the VIX Index level, a broad range of out-of-the money 30-day and weekly SPX Options with more than 23 days and less than 37 days to expiration are selected in order to bracket a 30-day calendar period. The components used are (i) SPX Options with 30 calendar days or less to expiration (“near-term options”) and (ii) SPX Options with 31 calendar days or more to expiration (“next-term options”). Once each week, the SPX Options used to calculate the VIX Index “roll” to new maturities. For example, on the second Tuesday in October, the VIX Index would be calculated using SPX Options expiring 24 days later (near-term options) and 31 days later (next-term options). On the following day, the SPX Options that expire in 30 calendar days would become the near-term options and SPX Options expiring in 37 calendar days would become the next-term options.

The implied volatility using prices of the near-term options and next-term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each of the near-term options and next-term options. These two results are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

Futures on the VIX Index were first launched for trading by the CFE in 2004. VIX Index futures have expirations ranging from the first month consecutively out to the ninth month. Futures on the VIX Index allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VIX Index. Investors that believe the implied volatility of the S&P 500® Index will increase may buy VIX futures, expecting that the level of the VIX Index will increase. Conversely, investors that believe that the implied volatility of the S&P 500® Index will decline may sell VIX futures, expecting that the level of the VIX Index will fall. Prior to April 2008, not all consecutive first to seventh month VIX futures were listed.

VIX Index futures are reported by Bloomberg under the ticker symbol “UX”.

Futures Markets

Futures contracts based on the VIX Index are traded on the CFE, which is a regulated futures exchange, and other types of derivatives on the VIX Index may be traded in the over-the-counter market and on various types of electronic trading facilities and markets. At present, all VIX futures contracts used in the

The Indices

calculation of the Indices are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price, or for payment of a cash settlement amount based on a reference price or index. The VIX Index is not a tangible item that can be purchased and sold directly, and as a result, futures contracts on the VIX Index provide for payment and receipt of cash based on the level of the VIX Index at settlement or liquidation of the contract.

As described above, the VIX Index measures the 30-day forward volatility of the S&P 500® Index as implied by the SPX Options; thus, on any given Trading Day, the level of the VIX Index measures the spot 30-day implied volatility, or the volatility expected for the 30 days beginning on such Trading Day. VIX futures, on the other hand, are standard futures contracts that cash settle to a “Special Opening Quotation” of the VIX Index, which is calculated from the sequence of opening prices of the SPX Option series that underlies the VIX Index on the settlement date. As a result, VIX futures are contracts on forward 30-day implied volatilities. For example, in March, the level of the VIX Index measures the 30-day implied volatility for the 30 days beginning on such date, while a May VIX futures contract is a forward contract on what the 30-day implied volatility will be for the period beginning on the May expiration date.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November VIX Index futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

The Indices

The need to roll futures contracts in order to maintain exposure leads to the incurrence of “roll costs” or “roll yields,” depending on the state of the market. Over the long-term, volatility is usually stable, and as a result, the market for VIX futures contracts is typically in “contango,” which means the prices of contracts are higher in the distant delivery months than in the nearer delivery months. In a contango market, a long position in VIX futures contracts will incur “roll costs” when rolling into contracts with a later delivery date (because such contracts have a higher price than the contracts currently held), and therefore is likely to decline in value unless volatility increases sharply. On the other hand, a short position in VIX futures contracts will instead benefit from such price differential when rolling into contracts with a later delivery date, which is referred to as “roll yield,” and therefore is likely to increase in value.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

The S&P 500 VIX Short-Term FuturesTM Index

The Short-Term Futures Index is composed of one or more futures contracts based on the VIX Index, all of which are exchange-traded futures contracts. The Index Sponsor publishes the Short-Term Futures Index. The Short-Term Futures Index measures the return from a daily rolling long position in the first and second month futures contracts on the VIX Index, taking into account roll cost or roll yield. The Short-Term Futures Index rolls continuously throughout each month from the first month contract into the second month contract. The value of the Short-Term Futures Index in real time and at the close of trading on each day on which the Short-Term Futures Index is calculated (a “VIX Futures Business Day”) is published by Bloomberg or a successor under the ticker symbols “SPVXSPID” and “SPVXSP”, respectively.

The base date for the Short-Term Futures Index is December 20, 2005 and the base level for the Short-Term Futures Index is 100,000.

Calculation of the Short-Term Futures Index

On each VIX Futures Business Day, t, the index excess return, or IndexERt is calculated as follows:

IndexERt = IndexERt-1 * (1 + CDRt)

where:

IndexERt-1	=	The Short-Term Futures Index excess return on the immediately preceding VIX Futures Business Day, t-1.

CDRt	=	contract daily return on t, as determined by the following formula:

CDRt	=	TDWOt	– 1
TDWIt-1

The Indices

where:

TDWOt	=	total dollar weight obtained on t, as determined by the following formula:

TDWIt-1	=	total dollar weight invested on t-1, as determined by the following formula:

where:

CRWi,t	=	contract roll weight of the ith VIX futures contract on t.

DRCPi,t	=	daily contract reference price of the ith VIX futures contract on t.

m = The term of the futures contract that is rolled out on date t as seen on the below table.

n = The term of the futures contract that is rolled in on date t as seen on the below table.

Index Name	Underlying Contracts	Roll Out (m)	Roll In (n)
S&P 500 VIX Short-Term Futures Index	1st, 2nd	1st	2nd

Contract Rebalancing for the VIX Short-Term Futures Index

Each “Roll Period” for the Short-Term Futures Index starts on the Tuesday prior to the monthly CBOE VIX Futures Settlement Date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s CBOE VIX Futures Settlement Date. Thus, the Short-Term Futures Index is rolling on a continual basis. On the VIX Futures Business Day after the current Roll Period ends, the following Roll Period begins.

In calculating the index excess return of the Short-Term Futures Index, the contract roll weights (CRWi,t) of each of the contracts in the Short-Term Futures Index are determined as follows:

CRWm,t	=	100 ×	dr
dt

CRWn,t	=	100 ×	dt – dr
dt

where:

dt	=	The total number of VIX Futures Business Days in the current Roll Period beginning with, and including, the starting CBOE VIX Futures Settlement Date and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of VIX Futures Business Days is deemed constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr	=	The total number of VIX Futures Business Days within a Roll Period beginning with, and including, the following VIX Futures Business Days and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of VIX Futures Business Days includes a new holiday introduced intra-month up to the VIX Futures Business Days preceding such a holiday.

The Indices

At the close on the Tuesday, corresponding to the start of the Roll Period, all of the weight is allocated to the shorter-term (i.e., first month) contract. Then on each subsequent VIX Futures Business Day a fraction of the first month VIX futures holding is sold and an equal notional amount of the longer-term (second month) VIX futures is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the previous VIX Futures Business Day, and inversely proportional to the length of the current Roll Period. In this way the initial position in the first month contract is progressively moved to the second month contract over the course of the month, until the following Roll Period starts when the old second month VIX futures contract becomes the new first month VIX futures contract and a fraction of the new first month VIX futures contract gets sold every day afterward as the process begins again.

In addition to the transactions described above, the weight of each index component is also adjusted every day to ensure that the change in total dollar exposure for the Short-Term Futures Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

The Underlying Indices

The return on each series of the Securities is linked to the performance of the total return version of a different underlying Index that is designed to provide exposure to a different dynamic short-term volatility strategy by pairing both leveraged long and unleveraged short positions in first and second month VIX futures contracts. The long position is a two times leveraged long exposure to the Short-Term Futures Index, and the short position is an unleveraged, inverse exposure to the Short-Term Futures Index. Each Index has a target allocation between long and short exposures to VIX futures contracts as described herein. Each Index measures the performance of 13 separate sub-portfolios that are rebalanced quarterly on a rolling basis, and the leveraged long and unleveraged short positions within each sub-portfolio are rebalanced daily.

The Variable Long/Short Index

The Variable Long/Short tracks 13 sub-portfolios, each of which has a target net volatility allocation of 0% consisting of target exposures of a 33.33% two times leveraged long position and a 66.67% unleveraged short position in the Short-Term Futures Index.

The Variable Long/Short Index will be either net long or net short VIX futures depending on volatility. As volatility increases, the leveraged long leg of each sub-portfolio in the Variable Long/Short Index will increase in value while the inverse leg of each sub-portfolio will decrease in value, resulting in a corresponding increase in the weight of the leveraged long leg and a decrease in the weight of the inverse leg. The opposite is also true. As a result, the Variable Long/Short Index will move toward a net long VIX futures exposure as volatility increases, and move towards a net short VIX futures exposure as volatility decreases. This is intended to give the holder the opportunity to achieve a positive expected return from either the roll yield (in a contango market) through the inverse leg or a large increase in volatility through the leveraged leg.

While the strategy is intended to be dynamic, the path dependence of the Variable Long/Short Index may cause its actual performance to deviate significantly from the intended target exposure preventing the Variable Long/Short Securities from achieving their goal. To the extent that the Variable Long/Short Index does not transition from net long to net short (or vice-versa) in a manner advantageous to holders of the Variable Long/Short Securities, investors in the Variable Long/Short Securities may be net short as volatility increases or net long as volatility decreases, especially if there are sudden increases or decreases in the volatility of the S&P 500® Index. As a result, the Variable Long/Short Securities should only be

The Indices

purchased by sophisticated investors who understand the risks of investing in volatility and the impact of rebalancing of the sub-portfolios and the Variable Long/Short Index and who will actively monitor their investment, including intraday.

The Tail Risk Index

The Tail Risk Index tracks 13 sub-portfolios, each of which has a target net volatility allocation of 35% consisting of target exposures of a 45% two times leveraged long position and a 55% unleveraged short position in the Short-Term Futures Index intended to result in a net long position in VIX futures.

The Tail Risk Index is more likely to increase in value when volatility increases and to decrease in value when volatility decreases, but any such increase or decrease should be mitigated by the inverse leg’s short exposure. In a contango market, the inverse leg is also intended to mitigate the roll cost associated with the leveraged long position by providing a roll yield.

While the strategy is intended to result in a net long position in VIX futures, the path dependence of the Tail Risk Index may cause its actual performance to deviate significantly from the intended target exposure, resulting in a net short exposure to VIX futures, preventing the Tail Risk Securities from achieving their goal. As a result, the Tail Risk Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility and the construction of the Tail Risk Index and who will actively monitor their investment, including intraday.

The Short Volatility Hedged Index

The Short Volatility Hedged Index tracks 13 sub-portfolios, each of which has a target net volatility allocation of -70% consisting of target exposures of a 10% two times leveraged long position and a 90% unleveraged short position in the Short-Term Futures Index intended to result in a net short position as to VIX futures.

The Short Volatility Hedged Index is more likely to increase in value when volatility decreases and to decrease in value when volatility increases, but any such increase or decrease should be mitigated by the leveraged leg’s long exposure. The Short Volatility Hedged Index is also intended to provide an opportunity to achieve a positive expected return from the roll yield in VIX futures in a contango market on the inverse leg.

While the strategy is intended to result in a net short position in VIX futures, the path dependence of the Short Volatility Hedged Index may cause its actual performance to deviate significantly from the intended target exposure, resulting in a net long exposure to VIX futures, preventing the Short Volatility Hedged Securities from achieving their goal. As a result, the Short Volatility Hedged Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility and the construction of the Short Volatility Hedged Index and who will actively monitor their investment, including intraday.

Path-Dependent Nature of the Indices

Because the leveraged and inverse exposures in each sub-portfolio in each of the Indices are reset daily, and the target weights for each sub-portfolio are not maintained on a daily basis, the performance of the Indices is path-dependent. As volatility increases, the leveraged long leg of each sub-portfolio in the applicable underlying Index will increase in value, resulting in an increase in its relative weight, while the inverse leg of each sub-portfolio will decrease in value, resulting in a decrease in its relative weight. The opposite is also true. As a result, each Index has a variable net long or net short volatility position which will change on a daily basis, moving toward a net long VIX futures exposure as volatility increases, and

The Indices

moving toward a net short VIX futures exposure as volatility decreases. This means that the performance of the applicable underlying Index, and therefore the value of your series of Securities, will depend not only upon the level of the Short-Term Futures Index at maturity or upon call, early redemption or acceleration, but also on the performance of the Short-Term Futures Index over each day that you hold your Securities. In other words, the performance of the applicable underlying Index and the value of your series of Securities will be affected by not only the increase in the level of the Short-Term Futures Index over a given time period but also the volatility of the level of the Short-Term Futures Index over such time period. For example, a sharp spike in the level of the Short-Term Futures Index at the end of a particular time period will not result in the same return as a gradual uptick in the Short-Term Futures Index over the same time period, even if the level of the Short-Term Futures Index at the end of the applicable time period is the same in each scenario. As a general matter, it is expected that your Securities will have better returns if the Short-Term Futures Index trends from one level to another (in a beneficial direction) over multiple trading days, rather than moving abruptly between those levels in a single day or experiencing significant changes in opposite directions over multiple trading days.

In addition, the performance of each Index is path dependent insofar as its level at any time depends not only on the level of the Short-Term Futures Index at such time but also on such Index’s level at any prior time that any of its component sub-portfolios was rebalanced. Accordingly, periods of volatility in the VIX Index may have a particularly unpredictable and significant impact on the level of each Index by causing the prices of VIX futures contracts that are used to rebalance the component sub-portfolios unrepresentative of longer term trends and by causing the actual weighting of leveraged long and unleveraged short positions to diverge significantly from their targets. As a result, the value of your investment in any series of Securities may diverge significantly from the value you might expect on the basis of the strategy of the applicable underlying Index and changes in the level of the Short-Term Futures Index over the period that you hold them. At particularly high levels of volatility in the VIX Index you may lose all or a substantial portion of your investment even though the VIX Index has increased (if you hold Tail Risk Securities), decreased (if you hold Short Volatility Hedged Securities) or returned to its approximate level at the time of you investment (if you hold Variable Long/Short Securities). The construction of each Index out of 13 separate sub-portfolios, one of which is rebalanced each Wednesday during any given quarter, as well as the quarterly rebalancing of the entire Index, may mitigate some of these effects but is unlikely to eliminate them entirely.

The daily deduction of the applicable Daily Investor Fee and Futures Spread Fee introduces a further element of path dependency with respect to the Closing Indicative Value of each series of Securities. The amounts deducted over the period you hold your Securities depend not on the level of the applicable Index at the time your Securities mature or are redeemed, called or accelerated or the time you sell your Securities but rather upon the Closing Indicative Value of such Securities each day during the term of your investment (in the case of the Daily Investor Fee) and the TAS bid and offer spreads and the number of VIX futures hypothetically required to be bought or sold each day during the term of your investment (in the case of the Futures Spread Fee).

Index Construction

Each applicable underlying Index is constructed so that each sub-portfolio has a daily rebalanced 2x leveraged position in the Short-Term Futures Index and a daily rebalanced inverse position in the Short-Term Futures Index. Due to the nature of the daily rebalancing, if the underlying VIX futures trend up, the exposure in the leveraged position increases more than linearly and the exposure in the inverse position decreases more than linearly, resulting in a net increase in long exposure. If the underlying futures trend down, the opposite is true and the result is a net increase in short exposure.

The Indices

In order to reduce the path-dependent nature of such an exposure, each Index tracks 13 sub-portfolios, each of which allocates between a leveraged and inverse exposure to VIX futures. Each sub-portfolio is rebalanced back to its target weights once per quarter on a rolling basis, with one sub-portfolio being rebalanced each Wednesday during the quarter (or on the following Index Business Day if such Wednesday is not an Index Business Day). In addition, on the last Index Business Day of every quarter, each Index is itself rebalanced so that all 13 sub-portfolios are equally weighted. Each strategy therefore simulates the return of owning 13 separate positions in VIX futures on an equally weighted basis.

The value of each Index has been normalized such that its hypothetical level on December 20, 2005 was 100.

The calculation of each Index on each Index Business Day proceeds in four steps:

➢	first, the daily excess return for the leveraged leg and the inverse leg of the Index is calculated;

➢	second, for each sub-portfolio included in the Index, the daily excess return and value is calculated using the respective daily excess returns and target weights of its leveraged leg and inverse leg;

➢	third, the excess return of the Index is calculated based on the value of each sub-portfolio; and

➢	fourth, the total return value of the Index is calculated based on the excess return and the current three-month U.S. Treasury rate.

Index Calculation

Step 1: Calculating the Leveraged and Inverse Underlying Indices

On each Index Business Day t, the excess return of the Short-Term Futures Index is used to calculate the daily excess return of the leveraged leg and the inverse leg of each Index, and these daily excess returns are then used to calculate the daily leveraged and inverse excess return index values using the following formulas:

Lt = (1 + LERt) × Lt-1

It = (1 + IERt) × It-1

Where:

LERt	=	Daily excess return of the leveraged leg on t.

IERt	=	Daily excess return of the inverse leg on t.

LVFt	=	Excess return of the Short-Term Futures Index on t.

IVFt	=	Excess return of the Short-Term Futures Index on t.

Lt	=	Daily leveraged excess return index value on t.

It	=	Daily inverse excess return index value on t.

The Indices

Step 2: Calculating the Sub-Portfolio Values

The value of each sub-portfolio in the Index is calculated based on the return of such sub-portfolio’s leveraged and inverse legs since the last rebalancing day for such sub-portfolio (lr) using the following formulas:

Pi,t = (1 + PERi,t) × Pi,t

where:

PERi.t	=	Daily excess return of portfolio i since the last rebalancing day on t.

wL	=	Target weight of the leveraged leg.

Lt	=	Leveraged excess return index value on t.

Li,lr	=	Leveraged excess return index value on the last rebalancing day of portfolio i.

wl	=	1 – wL, which is the target weight of the inverse leg.

It	=	Inverse excess return index value on t.

Ii,lr	=	Inverse excess return index value on the last rebalancing day of portfolio i.

Pi,t	=	Value of portfolio i on t.

Pi,lr	=	Value of portfolio i on its last rebalancing day.

Step 3: Calculating the Excess Return Version of Each Index

The excess return index value for each Index is calculated based on the return of each sub-portfolio since the last quarterly rebalancing day, lR, as follows:

IndexERt = (1 + ERt) × IndexERlR

where:

ERt	=	Index excess return since last rebalancing day (lR) on t.

Pi,t	=	Value of sub-portfolio i on t.

Pi,lR	=	Value of sub-portfolio i on the last rebalancing day of the excess return version of the Index (lR).

IndexERt	=	The Excess Return Index value on t.

IndexERlR	=	The Excess Return Index value on its last quarterly rebalancing day (lR).

The Indices

Step 4: Calculating the Total Return Indices

The total return index value includes an interest component based on the three-month U.S. Treasury rate:

IndexTRt = (1 + DERt + TBRt) × IndexTRt-1

DERt	=	IndexERt	– 1
IndexERt-1

where:

IndexTRt	=	The Total Return Index value on t.

DERt	=	Index daily excess return on t.

TBRt	=	Treasury bill return on t.

Deltat	=	The number of calendar days between the current and previous Index Business Days.

TBARt-1	=	The most recent weekly high discount rate for 91-day US Treasury bills effective on the preceding Index Business Day. Generally the rates are announced by the US Treasury on each Monday. On any Monday that is a bank holiday, the previous Friday’s rates will apply.

Publication of Index Value

The level of each Index is calculated in accordance with the method described above. The value of each Index in real time and at the close of trading on each Trading Day will be published by Bloomberg or a successor under the ticker symbols shown below:

Index	Underlying Index Ticker
Variable Long/Short Index	SPVXVST
Tail Risk Index	SPVXTRST
Short Volatility Hedged Index	SPVXVHST

Index Governance

The Commodities Index Committee (the “Index Committee”) maintains the Indices. All members of the Index Committee are full-time professionals at SPDJI. The Index Committee meets quarterly. At each meeting, the Index Committee may revise index policy for timing of rebalancing or other matters. SPDJI considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

Announcements

Announcements of the daily Index values are made after the equity and futures market close each day.

Holiday Schedule

The Indices are calculated daily when the U.S. futures exchanges are open for official trading, excluding holidays and weekends. A complete holiday schedule for the year is available at www.spdji.com.

The Indices

Unscheduled Market Closures

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, SPDJI will calculate the value of the Indices based on most recent prices published by the exchanges. If an exchange fails to open due to unforeseen circumstances, SPDJI may determine not to publish the Indices for that day. If a market disruption occurs on any day, the roll/rebalancing is performed on the next business day that the NYSE and CBOE are open. Prices of VIX futures on the actual roll/rebalancing day are used.

Historical and Estimated Historical Performance

Since their inception, the Indices have experienced significant fluctuations. Any historical upward or downward trend in the applicable Index Closing Level is not an indication that the Indices are more or less likely to increase or decrease at any time during the term of your Securities. The Index Closing Level for each Index is deemed to have been 100 on December 20, 2005. SPDJI began independently calculating the Indices on November 3, 2011. Therefore, the historical information for the period from December 20, 2005 until November 3, 2011 is hypothetical and is provided as an illustration of how the Indices would have performed during the period had the Index Sponsor begun calculating the Indices on December 20, 2005 using the methodology described above since that date. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Indices, and this estimated historical information may reflect a bias toward strategies that have performed well in the past. Historical information for the period from and after November 3, 2011 is based on the actual performance of the Indices.

Any historical upward or downward trend in value of the Indices during any period shown below is not an indication that the value of the Indices is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical total returns of the Indices do not give an indication of future performance of the Indices. UBS cannot make any assurance that the future performance of the Indices will result in holders of the Securities receiving a positive return on their investment.

The Indices

The table below shows the estimated historical and historical performance of each of the Indices from December 20, 2005 through July 11, 2016.

Historical Results for the period December 20, 2005 through July 11, 2016

	Variable Long/Short Index		Tail Risk Index		Short Volatility Hedged Index
Year	Ending Level	Annual Return	Ending Level	Annual Return	Ending Level	Annual Return
2006	121.03	20.93%	97.07	-2.05%	173.23	69.75%
2007	109.06	-9.89%	98.75	1.73%	110.11	-36.44%
2008	249.76	129.01%	270.89	174.32%	110.68	0.52%
2009	266.81	6.83%	213.95	-21.02%	197.81	78.72%
2010	352.51	32.12%	207.58	-2.98%	416.59	110.60%
2011	383.25	8.72%	228.48	10.07%	333.48	-19.95%
2012	399.00	4.11%	159.92	-30.01%	680.78	104.14%
2013	382.56	-4.12%	111.78	-30.10%	1,141.33	67.65%
2014	310.69	-18.79%	84.17	-24.70%	1,026.37	-10.07%
2015	227.39	-26.81%	55.32	-34.28%	849.24	-17.26%
2016 (through 7/11/16)	201.78	-11.26%	43.48	-21.40%	893.24	5.18%

PAST HISTORICAL PERFORMANCE

IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the historical performance of each Index from December 20, 2005 through July 11, 2016.

	Variable Long/Short Index	Tail Risk Index	Short Volatility Hedged Index
Total Return	101.78%	-56.52%	793.24%
Annualized Return	6.87%	-7.59%	23.05%

Historical information presented is as of July 11, 2016, and is furnished as a matter of information only. Estimated historical and historical performance of each Index is not an indication of future performance. Future performance of the Indices may differ significantly from estimated historical and historical performance, either positively or negatively.

The Indices

The graphs below illustrate the estimated historical and historical performance of the Indices from December 20, 2005 (the “base date”) to July 11, 2016 and from November 3, 2011 (the day on which the Index Sponsor began calculating the Indices) to July 11, 2016. The graphs below are based on the total returns of each of the Indices.

The Indices

License Agreement

We have entered into an agreement with the Index Sponsor that provides us and our affiliates with a non-transferable, limited license for a fee, with the right to use the Index in connection with securities, including the Securities. The Indices are owned and published by SPDJI.

Modifications to the Indices

The Index Sponsor may revise Index policy for timing of rebalancings or other matters as described above under “— Index Governance.” The Index Sponsor or the calculation agents may also make determinations relating to market disruption and force majeure events as described below.

Disclaimers

The Indices are products of SPDJI and have been licensed for use by UBS. S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); and are trademarks of SPDJI and/or its affiliates; VIX® is a registered trademark of CBOE. These trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by UBS.

The Securities are not sponsored, endorsed, sold or promoted by SPDJI, S&P, CBOE, or any of their respective affiliates or their third party licensors (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Indices to track general market performance. S&P Dow Jones Indices’ only relationship to UBS with respect to the Indices is the licensing of the Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to UBS or the Securities. S&P Dow Jones Indices has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Indices. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Securities or the timing of the issuance or sale of the Securities, or in the determination or calculation of the equations by which the Securities may be converted into cash, surrendered, or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a futures contract within the Indices is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities, but which may be similar to and competitive with the Securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of one or more of the Indices. It is possible that this trading activity will affect the value of the Indices and the Securities.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR WITH RESPECT TO ANY DATA RELATED

The Indices

THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND UBS, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

ALTHOUGH JANUS INDEX & CALCULATION SERVICES LLC SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN CALCULATIONS RELATED TO THE SECURITIES AND/OR INDICES FROM SOURCES WHICH JANUS INDEX & CALCULATION SERVICES LLC CONSIDERS RELIABLE, NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, UBS’S CUSTOMERS AND COUNTERPARTIES, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND JANUS INDEX & CALCULATION SERVICES LLC HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL JANUS INDEX & CALCULATION SERVICES LLC OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER JANUS INDEX & CALCULATION SERVICES LLC AND ITS AFFILIATES (TOGETHER, “JANUS”) NOR ANY OTHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES GENERALLY OR THE SIMILARITIES OR VARIATIONS BETWEEN THE PERFORMANCE OF THE SECURITIES OR THE INDICES AND THE PERFORMANCE OF THE UNDERLYING SECURITIES OR FINANCIAL INSTRUMENTS. JANUS IS THE LICENSOR OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES OF VELOCITY SHARES. NEITHER JANUS NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. JANUS DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN.

THE SECURITIES ARE NOT SPONSORED, ENDORSED OR SOLD BY JANUS INDEX AND CALCULATION SERVICES LLC OR ITS AFFILIATES NOR DOES JANUS INDEX AND CALCULATION SERVICES LLC MAKE ANY REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN ANY OF THE SECURITIES.

“VelocityShares”, the “V logo” and the “V VelocityShares logo” are service marks of Janus Index and Calculation Services LLC and are used herein under license.

Valuation of the Indices and the Securities

Intraday Index Values

On each Index Business Day, SPDJI, or a successor Index Calculation Agent, will calculate and publish the intraday indicative value of each applicable Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbols “SPVXVST”, “SPVXTRST” and “SPVXVHST”. The actual applicable Index Closing Level for each series of the Securities may vary, and on a cumulative basis over the term of the applicable Securities may vary significantly, from the intraday indicative value of the applicable Index.

The intraday indicative calculation of the level of the Indices will be provided for reference purposes only. Published calculations of the level of the Indices from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of each applicable Index and therefore the value of the applicable Securities in the secondary market. The intraday indicative value of the Indices published every 15 seconds will be based on the intraday levels of the Index Contracts.

Intraday Security Values

Janus Index will be responsible for calculating an intraday “indicative value” for each series of the Securities meant to approximate the expected trading value of the Securities in a liquid market and publishing it to Bloomberg (based in part on information provided by the NYSE) or a successor via the facilities on the Consolidated Tape Association. The Variable Long/Short Securities are listed under the symbol “LSVXIV”. The Tail Risk Securities are listed under the symbol “BSWNIV”. The Short Volatility Hedged Securities are listed under the symbol “XIVHIV”.

In connection with your Securities of any series, the term “indicative value” is calculated in accordance with the following equation:

(Closing Indicative Value of such series of Securities on the previous calendar day × Daily

Intraday Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of Securities for such calendar day

The “Daily Intraday Index Performance” at any time is equal to (i) the level of the applicable underlying Index at such time divided by (ii) the Index Closing Level for the applicable underlying Index on the immediately preceding Index Business Day.

On any given Index Business Day, the indicative value prior to market close will not reflect the effect of the Futures Spread Fee for such Index Business Day because the Futures Spread Fee can only be calculated after the market close using the TAS spread for the first and second month VIX futures contracts. Only the Closing Indicative Value calculated on such Index Business Day will reflect the effect of the Futures Spread Fee.

The “Index Closing Level” is the closing level of the applicable underlying Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the applicable underlying Index as reported on the NYSE (or any successor) differs from the closing level of the applicable underlying Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the applicable underlying Index as calculated by the Index Calculation Agent.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Occurrence of Stop Loss Termination Event”. The intraday indicative value calculation is not intended as a price or

Valuation of the Indices and the Securities

quotation, or as an offer or solicitation for the purpose or sale of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of each series of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of each series of the Securities may be different from their intraday indicative value. The intraday indicative value of each series of the Securities is published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, and may not be equal to the payment at maturity or upon call, early redemption or acceleration.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

Subject to the limitation described below, Janus Index may instruct us, at any time in its sole discretion, to initiate a split or reverse split of one or more series of Securities. The record date for any split or reverse split will be the tenth calendar day after the day on which we announce, by means of a press release specifying the date of the split or reverse split, as applicable, that Janus Index is exercising its right to initiate a split or reverse split, as applicable, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day. The effective date will be the next Business Day after the record date. The Securities of any series shall not be split or reverse split more than four times per calendar year in the aggregate per series of Securities.

If the Securities of any series undergo a split, Janus Index, as Security Calculation Agent, will adjust the Closing Indicative Value of such series of Securities accordingly. For example, if the Securities of a series undergo a 4:1 split, every investor who holds a Security of such series via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities of such series, and adjustments will be made as described below. The Closing Indicative Value on such record date would be divided by four to reflect the 4:1 split of the Securities of such series. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places. The split will become effective at the opening of trading of such series of Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the split, the Stop Loss Termination Trigger threshold is breached, the split will not occur. The effects of any split will not trigger a Stop Loss Termination Event.

In the case of a reverse split, the Closing Indicative Value of any series of Securities will be adjusted accordingly, and we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. For example, if the Securities of a series undergo a 1:4 reverse split, every investor who holds four Securities of such series via DTC on the relevant record date will, after the reverse split, hold only one Security of such series and the Closing Indicative Value of the Securities of such series on such record date would be multiplied by four to reflect the 1:4 reverse split of the Securities of such series. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of such series of Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the reverse split, the Stop Loss Termination Trigger threshold is breached, the reverse split will not occur.

Valuation of the Indices and the Securities

Holders who own a number of Securities of such series on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders of such series of Securities for the maximum number of Securities of such series they hold which is evenly divisible by the reverse split divisor, and we will have the right to compensate holders of such series of Securities for their remaining or “partial” Securities of such series in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the sixth Business Day following the effective date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities of such series on the third Business Day following the effective date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities of a series via DTC on the record date would receive five post-reverse split Securities of such series on the effective date (which will be the immediately following Business Day), and a cash payment on the sixth Business Day following the effective date that is equal to  3/4 of the Closing Indicative Value of the reverse split-adjusted Securities of such series on the third Business Day following the effective date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are issued under our indenture dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of each series of the Securities in more detail below.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

The Stated Principal Amount of the Securities is $25 per Security.

Cash Settlement Amount at Maturity

Each Security does not guarantee any return of principal at or prior to, maturity or upon call, early redemption or acceleration. Instead, on the Maturity Date, you will receive a cash payment (the “Cash Settlement Amount”) per Security equal to the Closing Indicative Value for the applicable Security as of the Final Valuation Date.

Closing Indicative Value

On the Initial Trade Date, the “Closing Indicative Value” for each series of Securities is equal to $25.00 per Security. For each subsequent calendar day, such Closing Indicative Value will equal:

(Closing Indicative Value on the previous calendar day × Daily Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of Securities for such calendar day – the Futures Spread Fee for such series of Securities for such calendar day

Specific Terms of the Securities

Daily Index Performance

For each Index, the “Daily Index Performance” on any Index Business Day will equal (i) the Index Closing Level on such Index Business Day divided by (ii) the Index Closing Level on the immediately preceding Index Business Day, in each case for the applicable underlying Index. The Daily Index Performance will equal one on any calendar day that is not an Index Business Day.

For purposes of calculating the Closing Indicative Value of each Index at maturity or upon call, early redemption or acceleration, the Daily Index Performance will be determined as of the Final Valuation Date or corresponding Valuation Date, as the case may be. If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Primary Exchange” means, with respect to each of the Index Contracts, the exchange where the Index Contracts are listed.

“Related Exchange” means, with respect to each of the Index Contracts, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agents) on the overall market for futures or options contracts relating to such Index Contract.

“record date” means with respect to any split or reverse split, the tenth calendar day after the announcement date, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day.

A “Trading Day” means any day on which (i) the value of the applicable underlying Index is published by Bloomberg or Thomson Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the Primary Exchanges on which the Index Contracts are traded, in each case as determined by the Security Calculation Agents in their sole discretion.

Daily Investor Fee

Each series of Securities is subject to a “Daily Investor Fee” per Security that will be subtracted from the Closing Indicative Value of each series of Securities on each calendar day. On the Initial Trade Date, the Daily Investor Fee is equal to zero. On each subsequent calendar day, the Daily Investor Fee for each series of Securities equals the product of (i) 1.30% divided by 365 times (ii) the Closing Indicative Value for such series of Securities on the previous calendar day. For the purpose of calculating the Daily Investor Fee, if such previous calendar day was not an Index Business Day, the Closing Indicative Value will be calculated based on the Closing Indicative Value on the immediately preceding Index Business Day.

Futures Spread Fee

Each series of Securities is subject to a “Futures Spread Fee,” which is intended to approximate the hypothetical cost of buying and selling the number of first and second month VIX futures that would be necessary to replicate the performance of the applicable underlying Index. The Futures Spread Fee, which is uncapped, may vary significantly from day-to-day and may be much higher than would be expected based upon the historical and estimated historical performance of the Indices and the historical range of the TAS bid and offer spreads (though it may, under certain circumstances, increase the Current Indicative Value of the applicable series of Securities rather than decreasing it). The amount of the

Specific Terms of the Securities

Futures Spread Fee will vary based upon, among other factors, market conditions, the performance of the applicable underlying Index, the size of the TAS bid and offer spreads and the number of first and second month VIX futures to be hypothetically bought or sold each day in order to replicate the VIX futures position represented by the applicable underlying Index, all of which are beyond UBS’s control and cannot be predicted. In particular, the number of VIX futures hypothetically required to be bought and sold each day in order to replicate the VIX futures position represented by the applicable underlying Index may vary significantly. Because the Futures Spread Fee for each series of Securities may vary significantly even over short periods of time and will very likely reduce the return on each series of Securities, an investor should monitor its investment frequently, even intraday.

The costs to buy or sell first and second month VIX futures are assumed for purposes of calculating the Futures Spread Fee to equal the bid or offer spread, as applicable, on a TAS transaction. A TAS transaction is a transaction on a futures contract at a price (a “TAS price”) equal to the daily settlement price, plus a specified differential above or below the daily settlement price (referred to as the “TAS bid spread” or “TAS offer spread”, as applicable), for the futures contract on a specified trading day. The TAS bid spread reflects the differential when an investor is selling VIX futures, while the TAS offer spread reflects the differential when an investor is buying VIX futures.

TAS transactions are utilized with respect to futures contracts because, unlike with equity securities, there is no option to buy or sell futures contracts at the daily closing price. According to Bloomberg data, the closing TAS spread per VIX future has ranged historically from $-0.06 to $0.05 for the first and second month VIX futures contracts. Historical data regarding the TAS spreads is severely limited is therefore not a good predictor of future TAS spreads, Investors are cautioned regarding the use of or reliance on such historical data and are urged to make independent evaluations of such data.

The Futures Spread Fee on any Index Business Day for each series of Securities will be calculated using the following formula.

Futures Spread Fee	=	(Cost1 + Cost2)	×	Closing Indicative Valuet-1
IndexERt-1

where:

Cost1 =	the cost to buy or sell, as applicable, the necessary first month VIX futures on such Index Business Day;

Cost2 =	the cost to buy or sell, as applicable, the necessary second month VIX futures on such Index Business Day;

IndexERt-1 =	the level of the excess return version of the applicable underlying Index on the previous Index Business Day; and

Closing Indicative Valuet-1 =	the Closing Indicative Value of such series of Securities on the previous Index Business Day

On each calendar day that is not an Index Business Day, the Futures Spread Fee for each series of Securities will equal zero.

Specific Terms of the Securities

The number of first and second month VIX futures hypothetically required to be bought or sold for each applicable underlying Index on any given Index Business Day t will be published once per Index Business Day under the following ticker symbols at approximately 5:15 p.m. (New York City time):

	Variable Long/Short Securities	Tail Risk Securities	Short Volatility Hedged Securities
Ticker1 (number of first month VIX futures hypothetically required to be held)	SPVXLVT1	SPVXTVT1	SPVXSVT1
Ticker2 (number of second month VIX futures hypothetically required to be held)	SPVXLVT2	SPVXTVT2	SPVXSVT2

For the avoidance of doubt, the Ticker values on a particular Index Business Day that will be used in any calculation relating to the Securities will be the updated value disseminated on such Index Business Day, regardless of whether such update takes place at approximately 5:15 p.m. (New York City time) or at any other time after the market closes on such Index Business Day.

The cost to buy or sell first or second month VIX futures, as applicable, will be determined on any Index Business Day t that is not a settlement date for first and second month VIX futures contracts according to the following equations:

where:

=	the number of first month VIX futures hypothetically required to be held on Index Business Day t, as disseminated under the Ticker1 tickers above after being updated on such Index Business Day, which is expected to occur at approximately 5:15 p.m. (New York City time) on such Index Business Day;

=	the number of first month VIX futures hypothetically required to be held on Index Business Day t-1, as disseminated on the prior Index Business Day under the Ticker1 tickers above after being updated on such Index Business Day, which is expected to occur at approximately 5:15 p.m. (New York City time) on such Index Business Day;

=	the number of second month VIX futures hypothetically required to be held on Index Business Day t, as disseminated under the Ticker2 tickers above after being updated on such Index Business Day, which is expected to occur at approximately 5:15 p.m. (New York City time) on such Index Business Day;

Specific Terms of the Securities

=	the number of second month VIX futures hypothetically required to be held on Index Business Day t-1, as disseminated on the prior Index Business Day under the Ticker2 tickers above after being updated on such Index Business Day, which is expected to occur at approximately 5:15 p.m. (New York City time) on such Index Business Day;

=	the last TAS offer spread for first month VIX futures on day t prior to 4:13 p.m. (New York City time) as recorded by the CFE;

=	the last TAS bid spread for first month VIX futures on day t prior to 4:13 p.m. (New York City time) as recorded by the CFE;

=	the last TAS offer spread for second month VIX futures on day t prior to 4:13 p.m. (New York City time) as recorded by the CFE; and

=	the last TAS bid spread for second month VIX futures on day t prior to 4:13 p.m. (New York City time) as recorded by the CFE.

If the TAS bid or offer spread for either the first or second month VIX futures is unavailable on a given Index Business Day, then the TAS offer spread will be assumed to be 2.5 cents and the TAS bid spread to be -2.5 cents on such Index Business Day, except that if the CFE discontinues the ability to conduct trades at a TAS price, or stops recording the TAS bid or offer spreads and there is no successor which, in the good-faith judgment of UBS Securities LLC as Security Calculation Agent, would approximate the TAS bid and offer spreads, UBS Securities LLC will make a good faith estimate in its sole discretion of the cost per future to effect the trades necessary to replicate the VIX futures position represented by the applicable Index on any applicable Index Business Day had the TAS not been discontinued.

On settlement days for the first and second month VIX futures contracts, the first month VIX futures contract expires and is replaced by what was formerly the second month VIX futures contract, and the second month VIX futures contract is replaced by what was formerly the third month VIX futures contract. To account for this roll, the Futures Spread Fee will be calculated using the modified equations below on any settlement day for the first and second month VIX futures contracts:

In the event that the TAS procedures for VIX futures contracts change, including without limitation the ending time for effecting TAS transactions on a given Trading Day, or if one or both of the Tickers cease to be published, fail to accurately represent the number of first and second month VIX futures hypothetically required to be bought or sold for each applicable underlying Index or are otherwise disrupted, the Security Calculation Agents will make such adjustments to the procedures and equations used to calculate the Futures Spread Fee as they may determine, acting in good faith in their sole discretion, will most closely approximate the Futures Spread Fee that would have prevailed in the absence of such changes.

Specific Terms of the Securities

Steps to Calculate Futures Spread Fee:

Step 1: Use Ticker1 and Ticker2, to determine whether it is necessary to buy or sell futures to replicate the applicable underlying Index.

➢

If Ticker1,t is greater than Ticker1,t-1 then that signals a need to buy futures, if Ticker1,t is less than Ticker1,t-1 then that signals a need to sell futures. Repeat Step 1 for the second month VIX futures as represented by Ticker2,t and Ticker2,t-1.

Step 2: Determine if you are using TAS bid or TAS offer spread.

➢	If Step 1 signaled a requirement to buy futures, then use the TAS offer spread. If Step 1 signaled a requirement to sell futures, use the TAS bid spread.

➢	Repeat Steps 1 and 2 for both the first month VIX futures and second month VIX futures as represented by Ticker1 and Ticker2.

Step 3: Multiply the TAS bid or TAS offer, as applicable, by the number of futures hypothetically required to be bought or sold as relevant to solve for Cost1 and Cost2.

Step 4: Add together Cost1 and Cost2.

Step 5: Divide the sum of Cost1 and Cost2 by the Excess Return of the applicable underlying Index on the previous day.

Step 6: Multiply the percentage calculated in step 5 by the Closing Indicative Value of the applicable series of Securities on the previous day.

For hypothetical calculations of the Futures Spread Fee, see Annex C.

Calculation of the Number of First and Second Month VIX Futures

The Tickers, which are reported on Bloomberg under the ticker symbols set forth above, represent the number of first and second month VIX futures hypothetically required to be held on Index Business Day t for each of the Indices. The Tickers are calculated in accordance with the following formulas:

Specific Terms of the Securities

where:

IndexERlR	=	The excess return value of the applicable underlying Index on its last rebalancing day.

Pi,lr	=	Value of portfolio i on its last sub-portfolio rebalancing day.

Pi, lR	=	Value of portfolio i on the last index rebalancing day (ie when the 13 sub-portfolios rebalance).

wL	=	Target weight of the leveraged leg of the applicable underlying Index.

Lt	=	Leveraged excess return value of the applicable underlying Index on business day t.

Li, lr	=	Leveraged excess return value of the applicable underlying Index on the last rebalancing day of portfolio i.

wi	=	(1- wL), which is equal to the target weight of the inverse leg of the applicable underlying Index.

It	=	Inverse excess return value of the applicable underlying Index on business day t.

Ii,lr	=	Inverse excess return value of the applicable underlying Index on the last rebalancing day of portfolio i.

UX1,t	=	Daily Contract Reference Price (i.e. the settlement price) of the first month VIX Futures Contract on date t.

UX2,t	=	Daily Contract Reference Price (i.e. the settlement price) of the second month VIX Futures Contract on date t.

dT,t	=	The total number of business days in the current Roll Period (as defined under “The Indices—The S&P 500 VIX Short-Term Futures Index” above) beginning with, and including, the most recent CBOE VIX Futures Settlement Date and ending with, but excluding, the following CBOE VIX Futures Settlement Date as of day t. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

drt	=	The total number of business days within a Roll Period beginning with, and including, the following business day and ending with, but excluding, the following CBOE VIX Futures Settlement Date as of day t. The number of business days includes a new holiday introduced intra-month up to the business day proceeding such a holiday.

Maturity Date

The “Maturity Date” for each series of Securities will be July 18, 2046, unless that day is not a Business Day, in which case the Maturity Date for each series of Securities will be the next following Business Day. If the third Trading Day before July 18, 2046 does not qualify as the Final Valuation Date as determined in accordance with “— Valuation Dates” below, then the Maturity Date will be the third Trading Day following the Final Valuation Date. The Security Calculation Agents may postpone the Final Valuation Date — and therefore the Maturity Date — if a Market Disruption Event or Force Majeure Event occurs or is continuing on a day that would otherwise be the Final Valuation Date. We describe Market Disruption Events and Force Majeure Events under “— Market Disruption Event” below.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity or upon call, early redemption or acceleration.

Specific Terms of the Securities

Each series of Securities is fully exposed to any decline in the level of the applicable underlying Index. You may lose all or a substantial portion of your investment if the Index level on the applicable Valuation Date is not sufficient to offset the negative effect of the Daily Investor Fee and the Futures Spread Fee. In addition, the Daily Investor Fee will be calculated based on a daily Closing Indicative Value and therefore will depend on the daily fluctuations of the applicable underlying Index, and the Futures Spread Fee will depend on the TAS bid and offer spreads and numbers of VIX futures hypothetically required to be bought or sold and the other factors described above. If the Closing Indicative Value as of the Final Valuation Date is equal to or less than zero, the payment at maturity will be zero.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of a Stop Loss Termination Event, the Securities will be automatically accelerated and mandatorily redeemed. See “— UBS’s Call Right” beginning on page S-75 and “— Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-75.

Valuation Dates

The applicable Valuation Date means (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures, (ii) with respect to UBS’s exercise of its Call Right, the third Trading Day prior to the Call Settlement Date, (iii) with respect to the Maturity Date, the Final Valuation Date, and (iv) with respect to the occurrence of a Stop Loss Termination Event, the Stop Loss Termination Date. The “Final Valuation Date” will be the Trading Day that falls on July 13, 2046.

If the Security Calculation Agents determine that a market disruption event or force majeure event occurs or is continuing on a Valuation Date, the applicable Valuation Date will be the first following Trading Day on which the Security Calculation Agents determine that a market disruption event or force majeure event does not occur and is not continuing. In no event, however, will the applicable Valuation Date for the Securities be postponed by more than three Trading Days.

If the Security Calculation Agents determine that a market disruption event or force majeure event occurs or is continuing on July 13, 2046, then the Final Valuation Date will be the first following Trading Day on which the Security Calculation Agents determine that a market disruption event or force majeure event does not occur and is not continuing. In no event, however, will the Final Valuation Date be postponed by more than three Trading Days.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities of any series on any Index Business Day no later than 4:00 p.m. (New York City time) and a confirmation of redemption by no later than 4:00 p.m. (New York City time) on any Index Business Day, provided that you request that we redeem a minimum of 50,000 Securities of the applicable series. We reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the

Specific Terms of the Securities

benefit of any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other holders of the applicable series to reach this minimum amount of 50,000 Securities of the applicable series. The first Redemption Date will be July 19, 2016 and the final Redemption Date will be July 11, 2046.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Closing Indicative Value for the applicable Security as of the applicable Valuation Date, minus the Redemption Fee Amount as of the applicable Valuation Date. We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero. We reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

As of any Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to the product of (i) 0.125% and (ii) the Closing Indicative Value for the applicable Security as of such Valuation Date.

You may lose all or a substantial portion of your investment upon early redemption if the level of the applicable underlying Index declines or does not increase by an amount sufficient to offset the combined negative effect of the Daily Investor Fee, the Futures Spread Fee and the Redemption Fee Amount.

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “—UBS’s Call Right” beginning on page S-75.

Redemption Dates

The applicable “Redemption Date” means the third Index Business Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not an Index Business Day, the next following Business Day. The final Redemption Date will be July 11, 2046.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to Janus Distributors via email no later than 4:00 p.m. (New York City time) on the Index Business Day immediately preceding the applicable Valuation Date. If Janus Distributors receives your notice by the time specified in the preceding sentence, Janus Distributors will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption to Janus Distributors via e-mail in the specified form by 4:00 p.m. (New York City time) on the same day. Janus Distributors must acknowledge receipt in order for your confirmation to be effective;

Specific Terms of the Securities

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 4:00 p.m. (New York City time), or your confirmation of redemption after 4:00 p.m. (New York City time), on the Index Business Day prior to the applicable Valuation Date, your notice will not be effective, you will not be able to redeem your Securities on the applicable Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, Janus Distributors may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

We reserve the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by Janus Distributors rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation Date.

UBS’s Call Right

On any Trading Day on or after July 19, 2017 through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of the such Securities not less than ten calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment per Security equal to its Closing Indicative Value as of the Valuation Date. We refer to this cash payment as the “Call Settlement Amount.” See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the attached prospectus.

You may lose all or a substantial portion of your investment upon UBS’s exercise of its Call Right if the level of the applicable underlying Index declines or does not increase by an amount sufficient to offset the negative effect of the Daily Investor Fee and the Futures Spread Fee.

Acceleration Upon Occurrence of Stop Loss Termination Event

If, at any time on any Index Business Day, the intraday indicative value of any series of Securities, calculated as described above in “Valuation of the Indices and the Securities — Intraday Security Values,” is equal to or less than 20.0% of the Closing Indicative Value of such series of Securities at the end of the prior Index Business Day (each such event, a “Stop Loss Termination Event,” and each such day, a “Stop Loss Termination Date”), all issued and outstanding Securities of such series will be automatically accelerated and mandatorily redeemed by UBS for a cash payment equal to the Stop Loss Redemption Value; provided that if the Stop Loss Redemption Value so calculated is less than or equal to zero, the payment upon acceleration will be zero.

The “Stop Loss Redemption Value” will be determined by UBS Securities LLC, as Security Calculation Agent in its sole discretion, acting in good faith and in a commercially reasonable manner, using the

Specific Terms of the Securities

latest publicly available quotations for the intraday indicative value of the applicable underlying Index that are available as soon as reasonably practicable after the time that an investor could reasonably be expected to unwind an investment in the first and second month VIX futures hypothetically required to replicate the performance of the applicable underlying Index following the occurrence of such Stop Loss Termination Event, based on such factors as liquidity, market availability and practical time constraints. UBS Securities LLC, as Security Calculation Agent, will calculate, in its sole discretion, the Stop Loss Redemption Value of such series of Securities as:

(its Closing Indicative Value on the previous calendar day × Daily Intraday Index Performance for the applicable underlying Index as soon as reasonably practicable following the Stop Loss Termination Event) – Daily Investor Fee for such series of Securities on the Stop Loss Termination Date

The Stop Loss Redemption Value for any series of Securities (a) is not expected to be greater than 20.0% of its Closing Indicative Value at the end of the prior Index Business Day and (b) shall not be less than $0 per Security.

If a Stop Loss Termination Event occurs for any series of Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Value in respect of your investment in such Securities. If the Stop Loss Redemption Value so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Value is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth business day after the Stop Loss Redemption Value is calculated, subject to adjustment. For a discussion of the risks related to the occurrence of a Stop Loss Termination Event, see “Risk Factors — The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.”

Subject to the prior verification by UBS Securities LLC, as Security Calculation Agent, that the intraday indicative value of such series of Securities was accurately calculated by the NYSE to be less than or equal to 20.0% of its Closing Indicative Value at the end of the prior Index Business Day, UBS must provide notice (which may be provided via press release) to the holders of such series of Securities not later than the second Index Business Day after the occurrence of a Stop Loss Termination Event that such Stop Loss Termination Event has occurred.

You may lose some or all of your investment upon acceleration. The negative effect of the Daily Investor Fee and the Futures Spread Fee will reduce your final payment. If the return of the applicable underlying Index is insufficient to offset the negative effect of the Daily Investor Fee and Futures Spread Fee or if the return of the applicable underlying Index is negative over the period you hold your Securities, you will lose some or all of your investment upon acceleration.

Security Calculation Agents

UBS Securities LLC and Janus Index will act as the Security Calculation Agents. UBS Securities LLC will, in its sole discretion, make all determinations with respect to any reduction of the minimum redemption amount of 50,000 Securities or with respect to whether a Stop Loss Termination Event has occurred and will calculate for each series of Securities (i) the intraday indicative value for purposes of calculating any Stop Loss Redemption Value, (ii) the Stop Loss Redemption Value, if any, that we will pay you upon the occurrence of a Stop Loss Termination Event, (iii) whether any day is a Trading Day (iv) any amounts due upon default, (v) the Closing Indicative Value for purposes of calculating the Redemption Amount, Call Settlement Amount, Stop Loss Redemption Value, or any such other amounts payable at maturity or upon call, acceleration or early redemption, (vi) the Redemption Amount, Call Settlement Amount, Stop

Specific Terms of the Securities

Loss Redemption Value or Cash Settlement Amount or any such other amounts payable at maturity or upon call, acceleration or early redemption, or (vii) whether the CFE has discontinued the ability to conduct trades at a TAS price or stopped recording the TAS bid or offer spreads, determining whether there is a successor to the TAS price or the TAS bid and/or offer spreads that, in its good faith judgment, would approximate the TAS price of the TAS bid and offer spreads, and, if no such successor exists, making a good faith estimate in its sole discretion of the cost per futures contract to effect the trades necessary to replicate the VIX futures position represented by the applicable Index on any applicable Index Business Day had the ability to conduct trades at a TAS price not been discontinued or the CFE not stopped recording the TAS bid or offer spreads.

Janus Index will determine, in its sole discretion, (i) the Closing Indicative Value for each series of the Securities (other than as described above), (ii) the intraday indicative value for each series of the Securities (other than in the case of a Market Disruption Event), (iii) whether any day is a Business Day or Index Business Day and (iv) whether the Securities of any series shall be split or reverse-split and any adjustments to be made as a result of any such split or reverse split.

The Security Calculation Agents will jointly be responsible for (i) determining whether a Market Disruption Event has occurred and, if so, the applicable Closing Indicative Value, (ii) determining whether any Index has been discontinued or whether there has been a material change in any Index and, if so, whether to replace such Index, and (iii) all other matters or calculations to be made by the Security Calculation Agents not specifically described above.

In addition, in the event that the TAS procedures for VIX futures contracts change, including without limitation the ending time for effecting TAS transactions on a given Trading Day, or if one or both of the Tickers cease to be published, fail to accurately represent the number of first and second month VIX futures hypothetically required to be bought or sold for each applicable underlying Index or are otherwise disrupted, the UBS Securities LLC, as Security Calculation Agent will make such adjustments to the procedures and equations used to calculate the Futures Spread Fee as they may determine, acting in good faith in their sole discretion, will most closely approximate the Futures Spread Fee that would have prevailed in the absence of such changes.

All determinations made by the Security Calculation Agents will be at the sole discretion of the Security Calculation Agents and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint one or more different Security Calculation Agents from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agents will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon call, early redemption or acceleration on or prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date or any Redemption Date, Stop Loss Redemption Date or Call Settlement Date, as applicable.

All dollar amounts related to determination of the Closing Indicative Value, the Daily Investor Fee, the Futures Spread Fee, the Redemption Amount and Redemption Fee Amount per Security, and the Call Settlement Amount or Stop Loss Redemption Amount, if any, per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Specific Terms of the Securities

Market Disruption Event

If an applicable underlying Index is not published on an Index Business Day, or if a Market Disruption Event or a Force Majeure Event (each as defined below) has occurred or is occurring, and such event affects such Index and/or the ability to hedge such Index, the Security Calculation Agents may (but are not required to) make determinations and/or adjustments to such Index or method of calculating such Index. The determination of the value of a Security on a Valuation Date, including the Final Valuation Date, may be postponed if the Security Calculation Agents determine that a Market Disruption Event or Force Majeure Event has occurred or is continuing on such Valuation Date. In that event, the applicable Valuation Date will be the next following Trading Day on which a no Market Disruption Event or Force Majeure Event has occurred or is not continuing. In no event, however, will a Valuation Date be postponed by more than three Trading Days. If a Valuation Date is postponed until the third Trading Day following the scheduled Valuation Date but a Market Disruption Event or Force Majeure Event occurs or is continuing on such day, that day will nevertheless be the Valuation Date and the Security Calculation Agents will make a good faith estimate in their sole discretion of the value of the Index Closing Level for applicable underlying Index for such day. All determinations and adjustments to be made by the Security Calculation Agents may be made in the Security Calculation Agents’ sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agents.

The occurrence or existence of any of the following, as determined by the Security Calculation Agents in their sole discretion, will constitute a “Market Disruption Event” with respect to any Index:

➢	the Index Sponsor does not publish the level of each applicable underlying Index on any Index Business Day;

➢

a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the S&P 500® Index on the Relevant Exchanges (as defined below) for such securities for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VIX Index or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

➢

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for the S&P 500® Index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the S&P 500® Index are materially inaccurate (i) during the one hour preceding the close of the principal trading session on such Relevant Exchange or (ii) during any one hour period of trading on such Relevant Exchange on any day that is an “index roll date” for purpose of calculating the VIX Index or the relevant successor index;

➢

a suspension, absence or material limitation of trading on any Relevant Exchange for futures contracts, options or other products on the VIX Index (or any relevant successor index) traded on such Relevant Exchange for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VIX Index or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

➢

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for futures contracts on the VIX Index (or the relevant successor index) as a result of which the reported trading prices for futures on the VIX Index (or futures on the relevant successor index) during the one hour period preceding, and including, the scheduled time at which the value of the VIX Index or the Short-Term Futures Index is calculated for purposes of the Indices (or the relevant successor index) are materially inaccurate;

➢	a suspension, absence or material limitation of trading on any Relevant Exchange for the Short-Term Futures Index (or any relevant successor index) for more than two hours of trading (one hour on any

Specific Terms of the Securities

day that is an “index roll date” for purposes of calculating the Indices or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

➢

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for the Short-Term Futures Index (or the relevant successor index) as a result of which the reported trading prices for the relevant futures contracts on the VIX Index (or futures on the relevant successor indices) during the one hour period preceding, and including, the scheduled time at which the value of the futures contracts on the VIX Index is calculated for purposes of the Short-Term Futures Index (or the relevant successor index) are materially inaccurate;

➢	a decision to permanently discontinue trading in futures on the VIX Index (or futures on the relevant successor index);

➢

on any Index Business Day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any futures contract included in the Short-Term Futures Index or any Index;

➢

any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by an applicable governmental authority) that results in an illiquid market for trading in any futures contract underlying the Short-Term Futures Index or any Index; and

➢	the declaration or continuance of a general moratorium in respect of banking activities in any relevant city.

A “Force Majeure Event” includes any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that the Security Calculation Agents determine to be beyond their reasonable control and materially affect the any Index, the S&P 500® Index, the VIX Index or the Short-Term Futures Index (or the relevant successor index) or any futures contract underlying any Index (or the relevant successor index).

For purposes of determining whether a Market Disruption Event has occurred:

➢

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of any Relevant Exchange for the S&P 500® Index, the VIX Index or the Short-Term Futures Index (or the relevant successor index);

➢

limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Index Sponsor) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

➢

a suspension of trading in an SPX Option or a futures contract on the VIX Index (or futures contract on the relevant successor index) by the Relevant Exchange for the VIX Index (or the relevant successor index) by reason of:

➢	a price change exceeding limits set by such Relevant Exchange,

➢	an imbalance of orders relating to such SPX Option or futures contract, as applicable, or

➢

a disparity in bid and ask quotes relating to such SPX Option or futures contract, as applicable, will, in each such case, constitute a suspension, absence or material limitation of trading on such Relevant Exchange; and

Specific Terms of the Securities

➢	a “suspension, absence or material limitation of trading” on any Relevant Exchange will not include any time when such Relevant Exchange is itself closed for trading under ordinary circumstances.

“Relevant Exchange” means, with respect to the S&P 500® Index, the primary exchange or market of trading for any equity security (or any combination thereof) then included in the S&P 500® Index or, with respect to the VIX Index or any relevant successor index, the primary exchange or market for SPX Options or futures on the VIX Index (or futures on the relevant successor index), as applicable, or, with respect to the Short-Term Futures Index or any relevant successor index, the primary exchange or market for the relevant futures contracts on the VIX Index (or futures on the relevant successor index to the VIX Index).

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by UBS Securities LLC, as Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, the default amount in respect of the principal of the Securities shall become due and payable. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat Stated Principal Amount of the Securities as their outstanding principal amount. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, including the Securities, after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities of any series on any day will be an amount, in U.S. dollars, as determined by UBS Securities LLC, as Security Calculation Agent, in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities of such series as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities of such series. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify

Specific Terms of the Securities

the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance or Modification of an Index or Termination of Our License Agreement with the Index Sponsor

If the Index Sponsor discontinues publication of any Index, or if our license agreement with the Index Sponsor terminates, and any other person or entity publishes an index that the Security Calculation Agents determine is comparable to such Index and the Security Calculation Agents approve such index as a successor index, then the Security Calculation Agents will determine the value of the applicable underlying Index on the applicable Valuation Date and the amount payable at maturity or upon call, early redemption or acceleration by reference to such successor index.

If our license agreement with the Index Sponsor terminates, or the Security Calculation Agents determine that the publication of any Index is discontinued and there is no successor index, or that a market disruption event or force majeure event has occurred and is continuing on the date on which the value of the applicable underlying Index is required to be determined, the Security Calculation Agents will determine the amount payable by a computation methodology that the Security Calculation Agents determine will as closely as reasonably possible replicate such Index.

Specific Terms of the Securities

If the Security Calculation Agents determine that any Index or the method of calculating any Index has been changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason, then the Security Calculation Agents will be permitted (but not required) to make such adjustments to such Index or method of calculating such Index as it believes are appropriate to ensure that the value of such Index used to determine the amount payable at maturity or upon call, early redemption or acceleration is equitable.

All determinations and adjustments to be made by the Security Calculation Agents may be made in the Security Calculation Agents’ sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agents.

Termination of Janus Agreements

UBS and its affiliates have entered into various agreements with Janus Distributors and Janus Index with respect to the Securities, including a Services Agreement, a Co-Calculation Agents Agreement and a Trademark License Agreement (collectively, the “Agreements”). Each of UBS, Janus Distributors and Janus Index has the right to terminate the Agreements under certain circumstances. In the event that the Agreements are terminated, UBS may be required to suspend further issuances of the Securities and to exercise its Call Right, which could result in the loss of some or all of your investment in the Securities.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or upon call, acceleration or early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right,” “Acceleration Upon Occurrence of Stop Loss Termination Event” and “— Early Redemption at the Option of the Holders” above.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue any series of Securities. We intend to issue each series of Securities initially in amounts having the aggregate stated principal amount specified on the cover of this prospectus supplement. We may issue additional Securities of any series in amounts that exceed such

Specific Terms of the Securities

amount at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with such series of originally issued Securities and will have the same CUSIP number and will trade interchangeably with such series of Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding of Securities of such series, plus the aggregate stated principal amount of any Securities bearing the same CUSIP number that are issued pursuant to any future issuances of Securities bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases or sales of securities and/or futures contracts underlying any of the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to any of the Indices and/or any of the futures contracts underlying any of the Indices prior to and/or on the Initial Trade Date. In addition, after the Initial Trade Date, we expect to regularly enter into additional hedging transactions, and from time to time we may unwind those we have previously entered into. In this regard, we or our affiliates may:

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments linked to the Indices and/or any of the futures contracts underlying the Indices;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or futures contracts; or

➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the relevant Valuation Date or the Final Valuation Date. That step may involve sales or purchases of futures contracts underlying any of the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to any of the Indices and/or any of the futures contracts underlying any of the Indices, or other instruments based on indices designed to track the performance of any of the Indices.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-27 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN.

Material U.S. Federal Income Tax Consequences

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities as a pre-paid derivative contract with respect to the applicable Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. If you are an initial purchaser of the Securities, your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities, and, if you are a secondary purchaser of the Securities, your holding period for your Securities will generally begin on the date you acquire your Securities. In both cases, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Alternative Treatments. The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain. Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department or IRS determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your

Material U.S. Federal Income Tax Consequences

adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, exchange, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the IRS could assert that you should be treated as if you owned the underlying futures contracts in the Short-Term Futures Index that are referenced by the long positions in the applicable Index that are in turn referenced by your Securities. Under such characterization, it is possible that Section 1256 of the Code could apply to your Securities (or a portion of your Securities). If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities (or a portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of your taxable year (i.e., recognize income as if the Securities or relevant portion of the Securities had been sold for fair market value).

In addition, it is possible that you could be required to recognize gain or loss in respect of all or a portion of Securities, upon (i) a rebalancing of the positions or subportfolios in the applicable Index, (ii) the rolling of a futures contract in the Short-Term Futures Index, and/or (iii) the rebalancing or adjustment of the components of the Short-Term Futures Index. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

In addition, the IRS could potentially assert that you should be required to treat amounts attributable to the Daily Investor Fee, the Futures Spread Fee and the Redemption Fee Amount, as expenses that you are deemed to pay in respect of the Securities. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities.

The IRS could also assert that all or a portion of the Securities should be treated as comprising offsetting positions with respect to long and short positions that are used to construct the applicable Index, in which case all or a portion of the Securities could be treated as a straddle for U.S. federal income tax purposes. This treatment could have the effect of (i) causing the character of all or a portion of any gain that you recognize in respect of your Securities to be short-term capital gain and (ii) requiring payments of interest allocable to all or a portion of your Securities to be capitalized, rather than deducted.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly

Material U.S. Federal Income Tax Consequences

assert that (i) you should recognize ordinary income in respect of the interest component that is included in the applicable Index, (ii) any gain or loss that you recognize upon the exchange, redemption or maturity of your Securities that is attributable to the short positions in an applicable Index should be short-term capital gain or loss, (iii) some or all of the gain or loss that you recognize upon the sale, exchange, redemption or maturity of your Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of the Securities, or (v) your Securities should be treated as a notional principal contract for tax purposes. You should consult your tax advisor as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income includes any net gain recognized upon the sale, exchange, redemption or maturity of your Securities, unless such net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the Securities.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, exchange, maturity, call, acceleration or redemption of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, exchange, redemption or maturity of the Securities to be treated as a Reportable Transaction. You should consult your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders. If you are not a United States holder, you should not be subject to United States withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments made on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption (the “service provider exemption”) for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate stated principal amount of each series of Securities to UBS Securities LLC. After the Initial Trade Date, from time to time we may register additional Securities of each series and sell them at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount of such series. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Daily Investor Fee and Futures Spread Fee in connection with future distributions.

Additional Securities of any series may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities of any series or the full aggregate stated principal amount of the Securities of any series set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities of any series at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-84, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Supplemental Plan of Distribution

We have retained Janus Distributors, a member of the Financial Industry Regulatory Authority, Inc., to provide certain services relating to the placement and marketing of the Securities of any series. Janus Distributors will receive a fee in consideration for its role in marketing and placing the Securities. The actual amount received by Janus Distributors in a given year will depend on the number of Securities of any series then outstanding and the number of other then outstanding Securities of any series issued by us and marketed and/or placed by Janus Distributors. From time to time, Janus Distributors and its affiliates may engage in transactions with and perform services for us for which they may be paid customary fees. The terms of our agreements with Janus Distributors give them the right to cause an early acceleration should such agreements be terminated. Janus Index, an affiliate of Janus Distributors, is responsible for computing and disseminating the closing indicative value and intraday indicative value of the Securities, as described above under “Specific Terms of the Securities — Security Calculation Agents.”

UBS reserves the right to pay a portion of the Daily Investor Fee and the Futures Spread Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ETNOrders@velocityshares.com

Subject: VelocityShares Notice of Early Redemption, CUSIP No. [90274D 176/90274D 168/90274D 150]

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to Janus Distributors by 4:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to Janus Distributors by 4:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Valuation Date, facing UBS Securities LLC DTC 442 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date. Terms used but not defined in this notice shall have the meanings ascribed to them in the prospectus supplement relating to the Securities.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

Janus Distributors LLC.

Janus Distributors, as Calculation Agent

Email: ETNOrders@velocityshares.com

To Whom It May Concern:

The holder of VelocitySharesTM             ETN due July 18, 2046, CUSIP No. 90274D 176/90274D 168/90274D 150 (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to Janus Distributors LLC by 4:00 p.m. (New York City time) on a Business Day which is the same day the notice of redemption is delivered; (ii) the Redemption Agent has responded by sending an acknowledgment of the Confirmation of Redemption accepting the redemption request; (iii) the undersigned has booked a DVP trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642; and (iv) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that the redemption obligation is solely an obligation of UBS AG and Janus Distributors LLC is acting only to facilitate the redemption for UBS.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

ANNEX C

HYPOTHETICAL CALCULATIONS OF THE FUTURES SPREAD FEE

Three hypothetical examples of calculating the Futures Spread Fee are shown in the table below:

In Scenario 1, in order to replicate the VIX futures position represented by the applicable underlying Index, it is necessary to buy two first month VIX futures contracts and buy one second month VIX futures contract. Since it is necessary to buy both first and second month VIX futures contracts, both Cost1 and Cost2 are calculated using the TAS offer spread.

In Scenario 2, in order to replicate the VIX futures position represented by the applicable underlying Index, it is necessary to sell one first month VIX futures contract and sell two second month VIX futures contracts. Since it is necessary to sell both first and second month VIX futures contracts, both Cost1 and Cost2 are calculated using the TAS bid spread.

In Scenario 3, in order to replicate the VIX futures position represented by the applicable underlying Index, it is necessary to buy two first month VIX futures contracts and sell one second month VIX futures contract. Since it is necessary to buy first month VIX futures contracts, Cost1 is calculated using the TAS offer spread. Since it is necessary to sell second month VIX futures contracts, Cost2 is calculated using the TAS bid spread.

C-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-18
Risk Factors	S-27
The Indices	S-45
Valuation of the Indices and the Securities	S-63
Specific Terms of the Securities	S-66
Use of Proceeds and Hedging	S-84
Material U.S. Federal Income Tax Consequences	S-85
Benefit Plan Investor Considerations	S-89
Supplemental Plan of Distribution	S-91
Conflicts of Interest	S-92
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1
Hypothetical Calculation of the Futures Spread Fee	C-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency.	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$100,000,000 VelocitySharesTM

VIX Variable Long/Short ETN linked to the S&P 500 VIX Futures Variable Long/Short Index TR – Short Term due

July 18, 2046

$100,000,000 VelocitySharesTM

VIX Tail Risk ETN linked to the S&P 500 VIX Futures Tail Risk Index TR – Short Term due July 18, 2046

$100,000,000 VelocitySharesTM

VIX Short Volatility Hedged

ETN linked to the S&P 500

VIX Futures Short Volatility

Hedged Index TR – Short Term due July 18, 2046

Prospectus Supplement dated July 13, 2016

(To Prospectus dated April 29, 2016)

UBS Investment Bank